UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(A) of the Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant	☒
Filed by a party other than the Registrant	☐

Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Materials under 240.14a-12

CARDLYTICS, INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April [ ], 2026

Dear Stockholder:

You are cordially invited to attend this year's Annual Meeting of Stockholders of Cardlytics on May 20, 2026, at 2:00 p.m. Eastern Time.

We are pleased to take advantage of the Securities and Exchange Commission rule that allows companies to furnish proxy materials primarily over the Internet. On or about April [ ], 2026, we will mail to our stockholders a Notice Regarding the Availability of Proxy Materials (the "Notice") containing instructions on how to access our proxy materials, including our Proxy Statement and Annual Report to Stockholders for the fiscal year ended December 31, 2025 (the "2025 Annual Report"), over the Internet. The Notice also provides instructions on how to vote online or by telephone and includes instructions on how you can receive a paper copy of the proxy materials by mail. If you elect to receive your Annual Meeting materials by mail, the Notice of Annual Meeting of Stockholders, Proxy Statement, 2025 Annual Report and proxy card will be enclosed. If you receive your proxy materials via email, the email will contain voting instructions and links to the Annual Report and Proxy Statement on the Internet, both of which are available at www.proxyvote.com.

Details regarding admission to the Annual Meeting and the business to be conducted at the Annual Meeting are described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. Whether or not you plan to attend the meeting, your vote is very important, and we encourage you to vote promptly. You may vote by either marking, signing and returning a proxy card or using telephone or Internet voting. For specific instructions on voting, please refer to the instructions on your proxy card.

We look forward to seeing you at the Annual Meeting.

Sincerely,

Amit Gupta
Chief Executive Officer

CARDLYTICS, INC.
675 Ponce de Leon Ave. NE, Suite 4100
Atlanta, Georgia 30308
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 20, 2026
Dear Stockholder:
The Annual Meeting of Stockholders (the "Annual Meeting") of Cardlytics, Inc. (the "Company") will be held at the offices of the Company at 675 Ponce de Leon Ave. NE, Suite 4100, Atlanta, GA 30308, on Tuesday, May 20, 2026 at 2:00 p.m. Eastern Time for the following purposes:
1.To elect the Board of Directors' three nominees for Class II director, Amit Gupta, Jack Klinck and Srishti Gupta, each to hold office until the 2029 Annual Meeting of Stockholders.
2.To ratify the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as the independent registered public accounting firm, or auditors, for the fiscal year ending December 31, 2026.
3.To approve an amendment to our amended and restated certificate of incorporation, as amended (the “Charter”), to effect a reverse stock split of our outstanding shares of common stock, par value $0.0001 per share (the “Common Stock”), at a ratio, ranging from one-for-five (1:5) to one-for-fifteen (1:15), and a corresponding proportionate reduction in the total number of authorized shares of our common stock(the “Authorized Shares Reduction”), with the exact ratio to be set within that range at the discretion of our Board of Directors without further approval or authorization of our stockholders (the “Reverse Stock Split Proposal”).
4.To approve, on an advisory basis, the compensation of the Company's Named Executive Officers as disclosed in the Proxy Statement.
5.To conduct any other business properly brought before the meeting.
These items of business are more fully described in the Proxy Statement accompanying this Notice. All stockholders are invited to attend the meeting in person. The record date for the Annual Meeting is March 25, 2026. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the meeting or any adjournment thereof.
By Order of the Board of Directors,

Nick Lynton
Secretary

Atlanta, Georgia
April [ ], 2026

We are primarily providing access to our proxy materials over the Internet pursuant to the Securities and Exchange Commission's notice and access rules. On or about April [ ], 2026, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials that will indicate how to access our 2026 Proxy Statement and 2025 Annual Report on the Internet and will include instructions on how you can receive a paper copy of the annual meeting materials, including the notice of annual meeting, proxy statement and proxy card.

Whether or not you expect to attend the meeting in person, please submit voting instructions for your shares promptly using the directions on your Notice or, if you elected to receive printed proxy materials by mail, your proxy card to vote by one of the following methods: 1) over the Internet at www.proxyvote.com, 2) by telephone by calling the toll-free number 1-800-690-6903, or 3) if you elected to receive printed proxy materials by mail, by marking, dating and signing your proxy card and returning it in the accompanying postage-paid envelope. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

CARDLYTICS, INC.
PROXY STATEMENT

PROXY STATEMENT
FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 20, 2026
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why did I receive a notice regarding the availability of proxy materials on the Internet?
Pursuant to rules adopted by the Securities and Exchange Commission ("SEC"), we have elected to provide access to our proxy materials over the Internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the "Notice") because the Board of Directors of Cardlytics, Inc. ("we," "our," "us," the "Company" or "Cardlytics") is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.
We intend to mail the Notice on or about April [ ], 2026 to all stockholders of record entitled to vote at the Annual Meeting.
How do I attend the Annual Meeting?
The meeting will be held on Tuesday, May 20, 2026 at 2:00 p.m. Eastern Time at the offices of the Company at 675 Ponce de Leon Ave. NE, Suite 4100, Atlanta, GA 30308. Information on how to vote in person at the Annual Meeting is discussed below.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on March 25, 2026 will be entitled to vote at the Annual Meeting. On this record date, there were 55,070,709 shares of common stock outstanding and entitled to vote. For the ten days ending the day prior to the Annual Meeting, a list of stockholders of record will be available for inspection by any stockholder of record for any legally valid purpose at our corporate headquarters during regular business hours.
Stockholder of Record: Shares Registered in Your Name
If on March 25, 2026 your shares were registered directly in your name with Cardlytics' transfer agent, Equiniti Trust Company, LLC (formerly American Stock Transfer & Trust Company, LLC), then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on March 25, 2026 your shares were held not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in "street name" and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.
What am I voting on?
There are four matters scheduled for a vote:
•Proposal No. 1 - Election of the Board of Directors' three nominees for Class II director, Amit Gupta, Jack Klinck and Shrishti Gupta, each to hold office until the 2029 Annual Meeting of Stockholders;
•Proposal No. 2 - Ratification of selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2026;
•Proposal No. 3 - Approval of the Reverse Stock Split and Authorized Shares Reduction; and
•Proposal No. 4 - Approval, on an advisory basis, of the compensation of our Named Executive Officers.

Why is the Company electing to effect a reverse stock split?
Our Board of Directors has adopted a resolution declaring advisable, and recommending to our stockholders for their approval, an amendment to our Charter (the “Reverse Stock Split Amendment”) authorizing a reverse stock split of the outstanding shares of our Common Stock at a ratio in the range of 1:5 to 1:15, with such ratio to be determined by the Board of Directors (the “Reverse Stock Split”), and granting the Board of Directors the discretion to file a certificate of amendment to our Charter with the Secretary of State of the State of Delaware effecting the Reverse Stock Split or to abandon the Reverse Stock Split altogether. The primary goal of the Reverse Stock Split is to increase the per share market price of our Common Stock to meet the minimum per share bid price requirements for continued listing on the Nasdaq Global Market (“Nasdaq”).

The form of the proposed Reverse Stock Split Amendment is attached to this proxy statement as Appendix A. The Reverse Stock Split Amendment will effect the Reverse Stock Split by reducing the number of outstanding shares of Common Stock as compared to the number of outstanding shares immediately prior to the effectiveness of the Reverse Stock Split, but will not increase the par value of Common Stock, and will not change the number of authorized shares of our capital stock. Stockholders are urged to carefully read Appendix A. If implemented, the number of shares of our Common Stock owned by each of our stockholders will be reduced by the same proportion as the reduction in the total number of shares of our Common Stock outstanding, so that the percentage of our outstanding Common Stock owned by each of our stockholders will remain approximately the same, except to the extent that the Reverse Stock Split could result in some or all of our stockholders receiving one share of Common Stock in lieu of a fractional share.
What if another matter is properly brought before the meeting?
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote?
For Proposal No. 1, you may either vote "For All" the nominees to the Board of Directors, you may "Withhold All" of your votes for the nominees, or you may vote "For All Except" any nominee(s) you specify. For Proposals No. 2, No. 3 and No. 4, you may vote "For," "Against" or "Abstain" from voting.
The procedures for voting are:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy in one of three ways: online, by telephone or using a proxy card that you may request. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy.
•To vote in person, come to the Annual Meeting, and we will give you a ballot when you arrive.
•To vote online, go to www.proxyvote.com. You will be asked to provide the Company number and control number from the Notice. Your vote must be received by 11:59 p.m. Eastern Time on May 19, 2026 to be counted.
•To vote over the telephone, dial toll-free 1-800-690-6903. You will be asked to provide the Company number and control number from the Notice. Your vote must be received by 11:59 p.m. Eastern Time on May 19, 2026 to be counted.
•To vote by mail if you requested printed proxy materials, you can vote by promptly completing and returning your signed proxy card in the envelope provided. You should mail your signed proxy card sufficiently in advance for it to be received by May 19, 2026.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a notice containing voting instructions from that organization rather than from us. Please follow the voting instructions in the notice to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with the proxy materials or contact your broker or bank to request a proxy form.

How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you owned as of March 25, 2026.
What happens if I do not vote?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the Internet or in person at the Annual Meeting, your shares will not be voted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner and do not instruct your broker, bank or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether, pursuant to applicable stock exchange rules, the particular proposal is deemed to be a "routine" matter. Brokers and nominees can use their discretion to vote "uninstructed" shares with respect to "routine" matters, but not with respect to "non-routine" matters. Under applicable rules and interpretations, "non-routine" matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any stockholder advisory votes on Named Executive Officer compensation and on the frequency of future stockholder advisory votes on Named Executive Officer compensation) and certain corporate governance proposals, even if management-supported. Accordingly, in the absence of your instruction, your broker or nominee may not vote your shares on Proposals No. 1 and No. 4, but may vote your shares on Proposals No. 2 and No. 3.
What if I return a proxy card or otherwise vote but do not make specific choices?
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, "For" the election of each of the three nominees for director, "For" the ratification of Deloitte & Touche LLP as independent auditors for the year ending December 31, 2026, "For" the approval of the Reverse Stock Split and "For" the advisory approval of the compensation of our Named Executive Officers. If any other matter is properly presented at the meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on all the Notices to ensure that all your shares are voted.
Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•You may submit another properly completed proxy card with a later date.
•You may grant a subsequent proxy by telephone or through the Internet.
•You may send a timely written notice that you are revoking your proxy to Cardlytics' Corporate Secretary at 675 Ponce de Leon Ave. NE, Suite 4100, Atlanta, GA 30308.
•You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.
Your most current proxy card or telephone or Internet proxy is the one that will be counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank to revoke your proxy.

When are stockholder proposals and director nominations due for the 2027 Annual Meeting of Stockholders?
To be considered for inclusion in next year's proxy materials, your proposal must be submitted in writing by [ ], 2026 to our Corporate Secretary at 675 Ponce de Leon Ave. NE, Suite 4100, Atlanta, GA 30308. If you wish to nominate an individual for election or bring business other than through a stockholder proposal before the 2026 Annual Meeting of Stockholders, you must deliver your notice to our Corporate Secretary at the address above between January 20, 2027 and February 19, 2027. Your notice to the Corporate Secretary must set forth information specified in our bylaws, including your name and address and the class and number of shares of our stock that you beneficially own. In addition, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also comply with the additional requirements of Exchange Act Rule 14a-19(b).
If you propose to bring business before an Annual Meeting other than a director nomination, your notice must also include, as to each matter proposed, the following: (1) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting that business at the Annual Meeting, and (2) any material interest you have in that business. If you propose to nominate an individual for election as a director, your notice must also include, as to each person you propose to nominate for election as a director, the following: (1) the name, age, business address and residence address of the person, (2) the principal occupation or employment of the person, (3) the class and number of shares of our stock that are owned of record and beneficially by the person, (4) the date or dates on which the shares were acquired and the investment intent of the acquisition, (5) a statement whether the person, if elected, intends to tender, promptly following the person's failure to receive the required vote for election or re-election at the next meeting at which the person would face election or re-election, an irrevocable resignation effective upon acceptance of the resignation by the Board of Directors, and (6) any other information concerning the person as would be required to be disclosed in a proxy statement soliciting proxies for the election of that person as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed pursuant to Section 14 of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and the rules and regulations promulgated under the Exchange Act, including the person’s written consent to being named as a nominee and to serving as a director if elected. We may require any proposed nominee to furnish other information as we may reasonably require to determine the eligibility of the proposed nominee to serve as an independent director or that could be material to a reasonable stockholder’s understanding of the independence, or lack of independence, of the proposed nominee.
For more information, and for more detailed requirements, please refer to our Amended and Restated Bylaws, filed as Exhibit 3.4 to our Registration Statement on Form S-1, filed with the SEC on January 12, 2018.
What are "broker non-votes"?
As discussed above, when a beneficial owner of shares held in "street name" does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed to be "non-routine," the broker or nominee cannot vote the shares. These unvoted shares are counted as "broker non-votes."

How many votes are needed to approve each proposal?
The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non- Votes
1	Election of Directors	Three nominees receiving the most "For" votes.	Not applicable	No effect
2	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2026	"For" votes from holders of the majority of the stock having voting power present in person, by remote communication or represented by proxy at the Annual Meeting and entitled to vote generally on the matter.	Against	Brokers have discretion to vote (1)
3	Approval of the reverse stock split and Authorized Shares Reduction	"For" votes from holders of the majority of the stock having voting power present in person, by remote communication or represented by proxy at the Annual Meeting and entitled to vote generally on the matter.	Against	Brokers have discretion to vote
4	Advisory vote to approve the compensation of our Named Executive Officers	"For" votes from holders of a majority of the stock having voting power present in person, by remote communication or represented by proxy at the Annual Meeting and entitled to vote generally on the matter.	Against	No effect
(1)This proposal is considered a "routine" matter. Accordingly, if you hold your shares in "street name" and do not provide voting instructions to the broker, bank or other agent that holds your shares, your broker, bank or other agent has discretionary authority under New York Stock Exchange rules to vote your shares on this proposal. We do not expect there to be broker non votes on this matter.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum is present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the Annual Meeting in person or represented by proxy. On the record date, there were 55,070,709 shares outstanding and entitled to vote. Thus, the holders of 27,535,355 shares must be present in person or represented by proxy at the Annual Meeting to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chair of the Annual Meeting or the holders of a majority of shares present at the Annual Meeting in person or represented by proxy may adjourn the meeting to another date.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8‑K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL NO. 1 -
ELECTION OF DIRECTORS
Our Board of Directors is divided into three classes and currently has eight members. Each class consists, as closely as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director's successor is duly elected and qualified.
There are three directors in the class whose term of office expires in 2026: Amit Gupta, Jack Klinck and Shrishti Gupta. Our Board of Directors has nominated Amit Gupta, Jack Klinck and Shrishti Gupta to serve as Class II directors. Mr. Gupta was appointed as Chief Executive Officer in August 2024 and has served as a member of our Board of Directors since then. Mr. Klinck was appointed as a director by the Board in 2016 and has been previously elected by our stockholders. Ms. Gupta was appointed as a director by the Board in October 2024. Ms. Gupta was identified as a potential director nominee by an independent member of our Board of Directors. Mr. Gupta currently serves as the Chief Executive Officer and was appointed as a member of our Board of Directors in connection with his appointment as Chief Executive Officer. If elected at the Annual Meeting, each nominee will serve until the 2029 Annual Meeting and until the director's successor has been duly elected and qualified, or, if sooner, until the director's death, resignation or removal. It is our policy to invite and encourage directors and nominees for director to attend the Annual Meeting. During our 2025 Annual Meeting of Stockholders, all of our directors who served at the time attended that meeting.
Directors are elected by a plurality of the votes of the shares present in person, by remote communication or represented by proxy and entitled to vote generally on the election of directors. Accordingly, the three nominees receiving the highest number of "For" votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. If any of the nominees becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee that we propose. Each person nominated for election has agreed to serve if elected. We have no reason to believe that any of the nominees will be unable to serve.
The Nominating and Corporate Governance Committee seeks to assemble a Board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct the Company's business. To that end, the Nominating and Corporate Governance Committee identifies and evaluates nominees in the broader context of the Board of Directors' overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Nominating and Corporate Governance Committee views as critical to effective functioning of the Board of Directors. The brief biographies below include information, as of the date of this Proxy Statement, regarding the specific and particular experiences, qualifications, attributes or skills of each director or nominee that led the Nominating and Corporate Governance Committee to believe that such nominee should continue to serve on the Board of Directors. However, each of the members of the Nominating and Corporate Governance Committee may have a variety of reasons why he or she believes a particular person would be an appropriate nominee for the Board of Directors, and these views may differ from the views of other members.

Class II Director Nominees for Election for a Three-Year Term Expiring at the 2029 Annual Meeting
The following is a brief biography of each nominee for director and a discussion of the specific experience, qualifications, attributes or skills of each nominee that led the Nominating and Corporate Governance Committee to recommend that each person as a nominee for director, as of the date of this Proxy Statement.

Amit Gupta was appointed as Chief Executive Officer in August 2024 and has served as a member of our Board of Directors since then. Prior to that he served as the Chief Operating Officer of Cardlytics and General Manager of Bridg from January 2023 to July 2024. Prior to Cardlytics, Mr. Gupta worked at Stripe from January 2021 to January 2023, where he was responsible for the strategy and operations work with banks, networks, and payment methods on a global scale. Before Stripe, Mr. Gupta worked at Google in Geo, home to Google's location-related products, from 2018 to December 2021. As part of the Geo executive leadership team, he was responsible for product and engineering execution and strategy for Google Maps, Local Search, Food, Maps Enterprise Platform and Google SMBs. Previously, Mr. Gupta founded and was the Chief Executive Officer of a series of startups from 2010 to 2017. He started his career at Booz Allen Hamilton, where he was a Partner in the Tech practice from 2000 to 2010. Mr. Gupta holds a B.S. in Electrical Engineering from The Ohio State University and an M.B.A. from the Stern School of Business at New York University. Our Board of Directors believes that Mr. Gupta’s business expertise and his daily insight into corporate matters as our Chief Executive Officer qualify him to serve on our Board of Directors.

Amit Gupta Chief Executive Officer and Director, age 55

Jack Klinck has served as a member of our Board of Directors since 2016. Mr. Klinck is currently a senior advisor with Boston Consulting Group and an active angel and seed stage investor in FinTech-oriented firms. From 2006 to 2015, Mr. Klinck was Executive Vice President and Head of Global Strategy and New Ventures at State Street Corporation, where he served on that firm’s management committee and ran several business lines including Alternative Investment Solutions, Credit Services, Global Exchange and Corporate Strategy. Before joining State Street, Mr. Klinck was Vice Chairman and President of the Investment Manager Solutions Group at Mellon Financial Corporation. Mr. Klinck holds a B.A. from Middlebury College and an M.B.A. from the Fuqua School of Business at Duke University. Our Board of Directors believes that Mr. Klinck's management expertise and experience in the financial services industry qualify him to serve on our Board of Directors.

Jack Klinck Director, age 63

Srishti Gupta has served as a member of our Board of Directors since October 2024. Ms. Gupta is currently Chief Product Officer at Integral Ad Science, a position she has held since September 2024. Prior to Integral Ad Science, Ms. Gupta served as the Chief Product Officer at Rokt from June 2023 to September 2024 and a Director of Ads Measurement for Amazon from 2017 to June 2023. Prior to those roles, Ms. Gupta spent seven years at Information Resources Inc. ("IRI"), now Circana, including serving as the President and General Manager for IRI's media Solutions from 2014 to 2017. Earlier in her career, she held senior roles at Mediacom and AOL. Srishti earned her B.A. in Economics from the University of Delhi in New Delhi, India and her M.B.A. from the Indian Institute of Management in Bangalore, India. Our Board of Directors believes that Ms. Gupta's management expertise and experience in product positioning in the market qualify her to serve on our Board of Directors.

Srishti Gupta Director, age 48

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL" NOMINEES

Class III Directors Continuing in Office until the 2027 Annual Meeting

Andre Fernandez has served as a member of our Board of Directors since January 2024. Mr. Fernandez currently serves on the Board of Directors of Blackstone Infrastructure Strategies LP since June 2025 and also serves on its Audit Committee. Mr. Fernandez also serves on the Board of Froedtert ThedaCare Health since October 2024 and also serves on its Audit and Finance Committees. Previously, he served on the Board of Directors of 23andMe and successor company Chrome Holding Co. from 2024 to 2025 and was the Chair of the Audit Committee and member of the Special Committee. Mr. Fernandez served as the Chief Financial Officer of WeWork, Inc. from June 2022 to June 2023. Prior to WeWork, Mr. Fernandez served as Executive Vice President & Chief Financial Officer of the NCR Corporation from 2018 to 2020, and as President & Chief Executive Officer of CBS Radio Inc. from 2015 to 2017. Previously, Mr. Fernandez spent seven years at Journal Communications Inc., a publicly traded, diversified media company, from 2008 to 2015 serving in various roles including President, Chief Operating Officer and Chief Financial Officer. Prior to Journal, Mr. Fernandez spent nearly 12 years at the General Electric Company in leadership positions of increasing responsibility across the company. Mr. Fernandez previously served on the board of directors of FaZe Holdings Inc. from July 2022 until the sale of the company in March 2024. Mr. Fernandez earned an A.B. in Economics from Harvard College. Our Board of Directors believes that Mr. Fernandez's significant management and financial expertise qualify him to serve on our Board of Directors.

Andre Fernandez Director, age 58

Liane Hornsey has served as a member of our Board of Directors since April 2024. Until November 2024, Ms. Hornsey served as advisor to the Chief Executive Officer at Palo Alto Networks and prior to that served as Chief People Officer since 2018. Ms. Hornsey previously served as Chief People Officer at Uber from 2017 to 2018. Prior to that, she served as Chief Administrative Officer and Operating Partner at SoftBank Group International from 2015 to 2016. For nearly ten years before joining SoftBank, Ms. Hornsey led People Operations for Google's Global Business and became Google's first female vice president in human resources. Ms. Hornsey has held many and varied senior leadership roles and is widely recognized as a preeminent practitioner in people operations, and organization and leadership development. Ms. Hornsey graduated with a B.A. in English Literature from Newcastle University in the U.K. Our Board of Directors believes that Ms. Hornsey's management and compensation expertise qualify her to serve on our Board of Directors.

Liane Hornsey Director, age 68
Class I Directors Continuing in Office until the 2028 Annual Meeting

Jon Francis has served as a member of our Board of Directors since January 2024. Mr. Francis has served as the Chief Data and Analytics Officer and Head of Digital at State Farm Mutual Automobile Insurance Company since February 2026, after serving as Senior Executive of Digital Growth and Experiences from November 2025 to February 2026. Previously, Mr. Francis served as Chief Data and Analytics Officer of General Motors Company from July 2022 to November 2025. Prior to his time at General Motors, Mr. Francis served as the Head of Global Analytics and Decision Sciences at PayPal Holdings, Inc. from 2021 to July 2022. Prior to his time at PayPal, Mr. Francis held various positions of authority, including Chief Digital and Analytics Officer, at Starbucks Corporation from 2015 to 2021. Mr. Francis earned a B.B.A. in Math and Statistics from St. Olaf College and an M.S. in Statistics from Oregon State University. Our Board of Directors believes that Mr. Francis's management expertise and experience in the data analytics industry qualify him to serve on our Board of Directors.

Jon Francis Director, age 55

Scott Hill has served as a member of our Board of Directors since September 2023. Mr. Hill has served on the board of directors of Wise plc since March 2026. Mr. Hill has served on the board of directors of CS Disco, Inc. since June 2021 and was appointed to chairman of the board of directors of CS Disco in May 2024. Mr. Hill also served as Chief Executive Officer of CS Disco on an interim basis from September 2023 to May 2024. Prior to CS Disco, Mr. Hill served as the Chief Financial Officer of Intercontinental Exchange, Inc. ("ICE") from 2007 to May 2021. Prior to ICE, Mr. Hill served as an international finance executive for International Business Machines Corporation from 1991 to 2007. Mr. Hill served on the board of directors of VVC Corporation from August 2017 to November 2023. Mr. Hill earned his B.B.A. in finance from the University of Texas at Austin and his M.B.A. from the Stern School of Business at New York University. Our Board of Directors believes that Mr. Hill's financial expertise qualifies him to serve on our Board of Directors.

Scott Hill Director, age 59

Alex Mishurov has served as a member of our Board of Directors since September 2023. Mr. Mishurov is the founder and has served as Chief Executive Officer and Chief Investment Officer of KPS Global Asset Management, a global alternative investment firm focused on public and private investments in robotics, technology and e-commerce since 2017. Prior to founding KPS, Mr. Mishurov was a partner and a portfolio manager of Tremblant Capital Group from 2004 to 2017. Previously, he was a private equity analyst at The Blackstone Group. Mr. Mishurov holds a B.S. from the University of Colorado Boulder and an M.B.A. degree from Harvard Business School. Our Board of Directors believes that Mr. Mishurov's financial expertise qualifies him to serve on our Board of Directors.

Alex Mishurov Director, age 51

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Independence of the Board of Directors
Our Board of Directors has undertaken a review of the independence of the directors and considered whether any director has or had a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning such director's background, employment and affiliations, including family relationships, our Board of Directors determined that Messrs. Fernandez, Francis, Klinck, Hill and Mishurov and Mses. Hornsey and Gupta, representing seven of our eight directors, are "independent directors" as defined under current rules and regulations of the SEC and the listing standards of the Nasdaq Stock Market ("Nasdaq"). In making these determinations, our Board of Directors considered the current and prior relationships that each non-employee director has or had with our company and all other facts and circumstances that our Board of Directors deemed relevant in determining their independence. Mr. Gupta is not independent by virtue of his employment as our Chief Executive Officer.

Board Leadership Structure
Mr. Klinck serves as our Board Chair. We believe having Mr. Klinck as an independent Board Chair creates an environment that is conducive to objective evaluation and oversight of management's performance, that increases management accountability and that improves the ability of our Board of Directors to monitor whether management's actions are in the best interests of the Company and our stockholders. The position of Board Chair is empowered to preside over any portions of meetings of the Board of Directors at which an assessment of the performance of the Board of Directors is presented or discussed; coordinate consideration of, and represent the Board of Directors with respect to, any particular issues identified by the Board of Directors; coordinate activities of other independent directors, as necessary; establish, after consultation with senior management, the agenda for regular and special Board of Directors meetings; establish the agenda for the meetings of the independent directors; and, as appropriate or upon request, act as a liaison to stockholders. As a result, we believe that the Board Chair helps ensure the effective independent functioning of the Board of Directors in its oversight responsibilities.
Role of the Board of Directors in Risk Oversight
One of the Board of Directors' key functions is informed oversight of the Company's risk management process. The Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through the Board of Directors as a whole with the assistance of the Audit Committee, as well as through various standing committees that address risks inherent in their respective areas of oversight, including operational, financial, cybersecurity, legal, regulatory, strategic and reputational risks. Our Board of Directors is responsible for monitoring and assessing our strategic risk exposure, including determining the nature and level of risk appropriate for the Company. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including by issuing guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements and oversees the performance of our internal audit function. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation programs, policies or practices has the potential to encourage excessive risk-taking. Our committee chairs are responsible for reporting material risk exposures to the Board of Directors as quickly as possible. The Board of Directors has delegated to the Board Chair the responsibility of coordinating between the Board of Directors and management regarding determining and responding to any problematic risk management issues.
Internal Audit and External Party Assessments
Cardlytics management periodically reviews and updates our risk and controls matrix. The risk and compliance team periodically meets with control owners to discuss any changes to procedures and processes and determines if the controls in place sufficiently cover related risks.
The internal audit team performs an assessment of internal control performance on a periodic basis to identify deficiencies in internal controls. Additionally, external parties are engaged to perform periodic assessments of internal controls.
Senior management and the Audit Committee review the results of the internal audit team's and external party's periodic assessments of internal control performance to determine corrective action, as appropriate.
Risk Assessment Process
We maintain a risk assessment and remediation policy, which applies to all systems and data on networks owned by or operated on behalf of Cardlytics. Our risk assessments evaluate services with specific project or business functionalities along with infrastructure, such as computer networks and office spaces.
Cardlytics also runs an enterprise risk management ("ERM") program to identify risks to the achievement of organizational objectives and analyzes these risks as part of determining how they should be managed. Enterprise risk assessments are performed at least three times a year as part of the ERM program and the results are discussed and reviewed with the Audit Committee.
All Cardlytics employees are responsible for the detection and prevention of fraud, misappropriations and other irregularities. Any irregularity detected or suspected must be reported immediately to the Chief Legal and Privacy Officer, who coordinates all investigations. A fraud risk assessment is performed annually to identify fraud risks to the organization. The results are discussed and reviewed with senior management.

Meetings of the Board of Directors
The Board of Directors met formally twelve times during the last fiscal year. Each director attended 75% or more of the aggregate number of meetings of the Board of Directors, and of the committees on which he or she served held during the portion of the last fiscal year that the director served on our Board of Directors.
As required under applicable Nasdaq listing standards, during the last fiscal year, our independent directors met twelve times in regularly scheduled executive sessions at which only independent directors were present. Mr. Klinck, currently our Board Chair, presided over the executive sessions.
Information Regarding Committees of the Board of Directors
The Board of Directors has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides meeting information for the year ended December 31, 2025 and current membership for each of the Board committees:

Name	Audit Committee		Compensation Committee		Nominating & Corporate Governance Committee
Amit Gupta
Andre Fernandez
Jon Francis
Srishti Gupta(2)
Scott Hill		(1)
Liane Hornsey				(1)
Jack Klinck						(1)
Alex Mishurov
Number of meetings in 2025	4		9		5
(1) Committee chair.
Below is a description of each committee of the Board of Directors. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate, to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding "independence" and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.
Audit Committee
The Audit Committee of the Board of Directors is currently composed of three directors: Messrs. Fernandez, Hill and Klinck, with Mr. Hill serving as chair. The Board of Directors has adopted a written Audit Committee charter that is available to stockholders on our website at www.cardlytics.com.
The Board of Directors reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of our Audit Committee are independent, as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards. The Board of Directors has also determined that Mr. Hill qualifies as an "audit committee financial expert," as defined in applicable SEC rules. In making this determination, the Board of Directors made a qualitative assessment of Mr. Hill's level of knowledge and experience based on a number of factors, including his formal education and experience as a chief financial officer for public reporting companies.
The principal duties and responsibilities of our Audit Committee include:
•appointing and retaining an independent registered public accounting firm to serve as an independent auditor to audit our financial statements, overseeing the independent auditor’s work and determining the independent auditor's compensation;

•approving in advance all audit services and non-audit services to be provided to us by our independent auditor;
•establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal controls, auditing or compliance matters, as well as for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;
•reviewing and discussing with management and our independent auditor the results of the annual audit and the independent auditor's review of our quarterly financial statements;
•conferring with management and our independent auditor about the scope, adequacy and effectiveness of our internal controls, the objectivity of our financial reporting and our accounting policies and practices; and
•reviewing and discussing general compliance and enterprise risk matters related to the Company with management.
Report of the Audit Committee of the Board of Directors
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2025 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (the "PCAOB") and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants' communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm's independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
AUDIT COMMITTEE:
Scott Hill (chair)
Jack Klinck
Andre Fernandez
* The material in this report is not "soliciting material," is not deemed "filed" with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Compensation Committee
The Compensation Committee of the Board of Directors is currently composed of four directors: Messrs. Fernandez, Francis and Mishurov and Ms. Hornsey, with Ms. Hornsey serving as chair. All members of our Compensation Committee were and are independent, as independence is currently defined in Rule 5605(d)(2) of the Nasdaq listing standards. The Board of Directors has adopted a written Compensation Committee charter that is available to stockholders on our website at www.cardlytics.com.
The principal duties and responsibilities of our Compensation Committee include:
•determining and approving the compensation and other terms of employment of our Chief Executive Officer, evaluating the performance of our Chief Executive Officer in light of relevant corporate performance goals and objectives and setting our Chief Executive Officer's compensation, including incentive-based and equity-based compensation, based on that evaluation;
•setting the compensation of our other executive officers;
•exercising administrative authority under our stock plans and employee benefit plans;
•establishing policies and making recommendations to our Board of Directors regarding the compensation of our non-employee directors;
•reviewing and discussing with management the Compensation Discussion and Analysis that we may be required from time to time to include in SEC filings; and
•preparing a Compensation Committee report on executive compensation as may be required from time to time to be included in our annual proxy statements and annual reports on Form 10-K filed with the SEC.
Compensation Committee Interlocks and Insider Participation
None of our executive officers currently serves, or in the past year has served, as a member of a Board of Directors or Compensation Committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee. None of the members of our Compensation Committee is an officer or employee of the Company, nor have they ever been an officer or employee of the Company.

Compensation Committee Processes and Procedures
The Compensation Committee typically meets once every quarter, and with greater frequency if necessary. The agenda for each meeting is usually developed by the chair of the Compensation Committee, in consultation with our Chief Executive Officer and Chief Legal and Privacy Officer. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees, as well as outside advisors or consultants, may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advise or to otherwise participate in Compensation Committee meetings. Our Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives.
The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. For example, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and non-employee director compensation, including the authority to approve the consultant's reasonable fees and other retention terms.
Under its charter, the Compensation Committee may select, or receive advice from, a compensation consultant, independent legal counsel or other advisor to the Compensation Committee, other than in-house legal counsel and certain other types of advisors, only after taking into consideration six factors, prescribed by the SEC and the applicable Nasdaq listing standards, that bear upon the advisor's independence. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisors engaged for the purpose of advising the Compensation Committee.
Since May 2024, the Compensation Committee has engaged Meridian Compensation Partners ("Meridian"), a national compensation consulting firm, as its independent compensation consultant. In that capacity, in 2025, Meridian assisted the Compensation Committee in:
•developing and updating a compensation peer group to gauge competitive market pay levels and practices;
•assessing executive compensation against public company norms;
•assisting with the design and development of public company market-based equity award grant guidelines;
•reviewing, refining and articulating a compensation philosophy and equity award grant strategy for our non-employee directors and executive officers;
•assisting in the design of short-term incentive compensation ("bonus") programs;
•assessing utilization and burn rates of Company equity;
•determining ranges for executive compensation and the mix of equity and cash compensation;
•developing company-wide public company market-based equity award grant guidelines; and
•assessing company-wide public company market-based compensation data.
Meridian provided market-based alternatives for consideration and, following an active dialogue with Meridian, the Compensation Committee has implemented many of the market-based programs presented by Meridian, the Compensation Committee independently assessed these alternatives and approved for implementation those alternatives consistent with the Company’s compensation philosophy and objectives.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is composed of three directors: Ms. Gupta and Messrs. Klinck and Mishurov, with Mr. Klinck serving as chair. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The Board of Directors has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on the Company's website at www.cardlytics.com.
The Nominating and Corporate Governance Committee's responsibilities include:
•assessing the need for new directors and identifying individuals qualified to become directors;
•recommending to the Board of Directors the persons to be nominated for election as directors and to each of the Board of Directors' committees;
•assessing individual director and management performance, participation and qualifications;
•developing corporate governance principles;

•monitoring the effectiveness of the Board of Directors and the quality of the relationship between management and the Board of Directors; and
•overseeing periodic evaluations of the Board of Directors' performance.
The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including having the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also considers factors such as possessing relevant expertise to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, providing a diverse perspective to business decisions, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company's stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director are reviewed in the context of the current composition of the Board of Directors, the operating requirements of the Company and the long-term interests of stockholders.
In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors' overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors' independence. The Nominating and Corporate Governance Committee also takes into account the results of the Board of Directors' self-evaluation, conducted annually on a group and individual basis. In the case of new director candidates, the Nominating and Corporate Governance Committee uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates' qualifications and then selects a nominee for recommendation to the Board of Directors by majority vote.
The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board of Directors may do so by delivering a written recommendation to our Nominating and Corporate Governance Committee in care of our Corporate Secretary at 675 Ponce de Leon Ave. NE, Suite 4100, Atlanta, GA 30308, at least 90 days, but not more than 120 days, prior to the anniversary date of the mailing of our proxy statement for the preceding year's Annual Meeting. Submissions must include: (1) the name and address of the Company stockholder on whose behalf the submission is made; (2) the number of Company shares that are owned as of record or beneficially by such stockholder as of the date of the submission; (3) the full name of the proposed candidate; (4) a description of the proposed candidate’s business experience for at least the previous five years; (5) complete biographical information for the proposed candidate; (6) a description of the proposed candidate’s qualifications as a director; and (7) such additional information as is required by our bylaws. Each submission must be accompanied by the written consent of the proposed candidate to be named as a nominee and to serve as a director if elected.
Stockholder Communications with the Board of Directors
The Board of Directors has adopted a formal process by which stockholders may communicate with the Board of Directors or any of its directors. Stockholders who wish to communicate with the Board of Directors may do so by sending written communications addressed to the Board of Directors or the director in care of our Corporate Secretary at 675 Ponce de Leon Ave. NE, Suite 4100, Atlanta, GA 30308. Written communications may be submitted anonymously or confidentially and may, at the discretion of the person submitting the communication, indicate whether the person is a stockholder or other interested party. Alternatively, stockholders may submit communications to the Board of Directors through the investor page of our website at www.cardlytics.com.
Each communication will be reviewed by the Company's Corporate Secretary to determine whether it is appropriate for presentation to the Board of Directors. Examples of inappropriate communications include product complaints, product inquiries, new product suggestions, resumes or job inquiries, surveys, solicitations, advertisements or hostile communications.
Communications determined by the Corporate Secretary to be appropriate for presentation to the Board of Directors or such director will be submitted to the Board of Directors or such director on a periodic basis. Communications determined by the Corporate Secretary to be inappropriate for presentation will still be made available to any non-management director upon such director's request.

Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics (the "Code of Conduct") applicable to all of our employees, executive officers and directors. The Code of Conduct is available on our website at www.cardlytics.com. The Nominating and Corporate Governance Committee of our Board of Directors is responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for employees, executive officers or directors. If we make any substantive amendments to the Code of Conduct or we grant any waiver from a provision of the Code of Conduct to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.
Business Ethics and Anti-Corruption
Cardlytics maintains an Employee Handbook, the contents of which demonstrate the Company's commitment to integrity and ethical values. Upon hire and annually thereafter, employees are required to sign their acknowledgment of the Employee Handbook, which includes expected behaviors, confidentiality practices and procedures related to employee misconduct. Cardlytics requires all employees to take business ethics training upon hire and annually thereafter.
Cardlytics also maintains an Anti-Corruption Policy for the purpose of ensuring compliance with the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.S. Travel Act, the U.S. Domestic Bribery Statute, the UK Bribery Act and all other anti-corruption laws and regulations applicable to the Company's business anywhere in the world. We expect our agents, consultants, representatives, lobbyists, suppliers, vendors, resellers, distributors, customs or other brokers, contractors, advisors and other business partners to comply with the principles contained in the Anti-Corruption Policy. Cardlytics requires all employees to take anti-corruption training upon hire and annually thereafter.
An ethics hotline is available for employees and external users to confidentially report possible violations of the Code of Conduct, applicable ethics policies or practices, or applicable laws or regulations. Reported violations are reviewed by the Chief Legal and Privacy Officer in a timely manner.
Corporate Governance Guidelines
The Board of Directors has adopted Corporate Governance Guidelines, which became effective in February 2018 in connection with the Company's initial public offering, to ensure that the Board of Directors will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The Corporate Governance Guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board of Directors intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning and board committees and compensation. The Nominating and Corporate Governance Committee regularly reviews the Corporate Governance Guidelines, seeks advice and recommendations from outside advisors and considers corporate governance trends and best practices in our industry.
PROPOSAL NO. 2 -
RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
The Audit Committee of the Board of Directors (the "Audit Committee") has selected Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026 and has further directed management to submit this selection for ratification by the stockholders at the Annual Meeting. Deloitte & Touche LLP has audited the Company's financial statements since 2012. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board of Directors will reconsider whether or not to retain Deloitte & Touche LLP. Even if the selection is ratified, the Audit Committee of the Board of Directors may, in its discretion, direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of us and our stockholders.
The affirmative vote of the holders of the majority of the voting power of the shares present in person, by remote communication or represented by proxy and entitled to vote generally on the matter at the Annual Meeting will be required to ratify the selection of Deloitte & Touche LLP.

Principal Accountant Fees and Services
The following table represents aggregate fees billed to us for the fiscal years ended December 31, 2024 and 2025 by Deloitte & Touche LLP, our principal accountant (in thousands):

	Year Ended December 31,
	2025	2024
Audit fees(1)	$2,226	$2,105
Tax fees(2)	—	307
Total fees	$2,226	$2,412
(1)Audit fees consist of the fees for professional services rendered for the audit of our annual financial statements and review of our quarterly financial statements, and services normally provided by the accountant in connection with statutory and regulatory filings or engagements.
(2)Tax fees consist of the fees for professional services rendered in connection with tax compliance, advice and planning services.
Pre-Approval Policies and Procedures
The Audit Committee has adopted a pre-approval policy under which the Audit Committee approves in advance all audit and permissible non-audit services to be performed by the independent accountants (subject to a de minimis exception). These services may include audit services, audit-related services, tax services and other non-audit services. As part of its pre-approval policy, the Audit Committee considers whether the provision of any proposed non-audit services is consistent with the SEC's rules on auditor independence. In accordance with its pre-approval policy, the Audit Committee has pre-approved certain specified audit and non-audit services to be provided by our independent auditor. If there are any additional services to be provided, a request for pre-approval must be submitted to the Audit Committee for its consideration under the pre-approval policy. The Audit Committee generally pre-approves particular services or categories of services on a case-by-case basis. Finally, in accordance with the pre-approval policy, the Audit Committee has delegated pre-approval authority to the chair of the Audit Committee. The chair of the Audit Committee must report any pre-approval decisions to the Audit Committee at its next meeting.
All of the services of Deloitte & Touche LLP for 2025 and 2024 described above were pre-approved in accordance with the pre-approval policy adopted by the Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 2

EXECUTIVE OFFICERS
Executive Officers Who Are Not Directors
The following sets forth certain information with respect to our executive officers who are not directors:

David Evans has served as our Chief Financial Officer since January 2026, returning to the company after his initial tenure from 2014 to 2020. Mr. Evans, most recently served as the Chief Executive Officer of Passport Labs Inc. ("Passport") from January 2021 to June 2023. Prior to his role with Passport, Mr. Evans previously served as our Chief Administrative Officer in 2020. Mr. Evans also served as our Chief Financial Officer and Head of Corporate Development from 2016 to 2020 and as our Senior Vice President, Corporate Development from 2014 to 2016. From 2009 to 2014, Mr. Evans served as a Director in the Technology, Media and telecom Investment Banking group at Wells Fargo Securities. Earlier in his career, Mr. Evans held positions at Wachovia Securities and Cowen Group. Mr. Evans currently serves as a board member and advisor to several private companies in the technology industry. Mr. Evans holds a B.S. in Industrial Engineering from Auburn University and an M.B.A. from Emory University.

David Evans Chief Financial Officer, age 51

Nick Lynton has served as our Chief Legal and Privacy Officer since July 2022. Prior to assuming this role, he held several positions of increasing responsibility in our legal department from 2015 to July 2022, including serving as our Assistant General Counsel. Previously, Mr. Lynton was an attorney at Alston & Bird LLP from 2010 to 2014. Mr. Lynton holds a B.A. in American Studies and English from Tulane University and a J.D. from Vanderbilt University Law School.

Nick Lynton Chief Legal and Privacy Officer, age 43

CORPORATE RESPONSIBILITY AND SUSTAINABILITY
Cardlytics is a leading advertising platform built on powerful analytics with strong partnerships with financial institutions ("FI partners") to help them attract potential customers and retain existing ones through our services. Our technology-driven solutions also enable marketers to find potential customers and grow business with existing customers by delivering advertising content to customers. It is critical to our mission to achieve and sustain business excellence by making the right decisions with integrity, corporate responsibility, and ethics to protect and enhance the interests of our stakeholders – our clients, their customers, and our valued employees.
Environmental, Social and Governance Approach
Our focus on corporate responsibility, sustainability, and enterprise risk management reflects a commitment to best serve our stakeholders. We believe that achieving and sustaining business excellence is intrinsically tied to leading by example through our corporate responsibility. This responsibility requires us to evaluate and monitor our environmental, social, and governance ("ESG") practices, which go hand in hand with generating value for our stockholders.
To support our efforts in this area, we have a sustainability working group, consisting of dedicated internal resources and external advisors, to address the ESG factors that are material to our business.

Governance Approach
Overview
Our Nominating and Corporate Governance Committee is charged with oversight of our environmental, social and governance policies and programs. This committee is responsible for reviewing potential ESG risks and opportunities relevant to us based on the views held by our stakeholders, and aspects of leading ESG frameworks including the EPA Center for Corporate Climate Leadership. In addition, the Board of Directors solicits direct stockholder feedback and values the input received through this outreach program. Organizational structures are in place to effectively identify, monitor, and manage ESG issues and performance relevant to our businesses. Our Board of Directors, its Committees, and our management act as role models by incorporating those considerations into decision-making in all business activities. Our governance practices are described in more detail in the section of this Proxy Statement entitled "Corporate Governance."
Data Privacy and Security
Risk management and strategy
We rely on information technology and data to operate our business and develop, market and deliver our products and services to our customers. A critical part of our strategy involves focusing on gathering data without collecting, maintaining or using sensitive personal data such as social security numbers, credit card numbers, financial account information or medical records. The Cardlytics platform is designed so that we do not receive or have access to any personal data from our FI partners. We only perform targeted marketing using data that has undergone processing such that it is only linked to anonymized identifiers.
We have implemented and maintain various information security risk assessment processes intended to identify cybersecurity threats, determine their likelihood of occurring, and assess potential material impact to our business. Based on our assessment, we implement and maintain risk management processes designed to protect the confidentiality, integrity and availability of our information assets and mitigate harm to our business.
Risks from cybersecurity threats are among those that we address in our general risk management program, where we conduct investigations and take actions as required to assess risks to the organization and take mitigating actions designed to reduce, eliminate or manage risks. Risk assessments are performed three times per year as part of this program and the results are discussed and reviewed with management and the Audit Committee.
We identify such threats by, among other things, monitoring the threat environment using manual and automated tools, subscribing to reports and services that identify cybersecurity threats, analyzing reports of threats and actors, conducting scans of the threat environment, evaluating threats reported to us, logging and monitoring our IT environment, conducting threat assessments for internal and external threats, conducting vulnerability assessments to identify vulnerabilities and conducting annual tabletop incident response and disaster recovery exercises.
We rely on a multidisciplinary team (including from our information security function, management, and third-party service providers) to assess how cybersecurity threats could impact our business. We assess the likelihood that such threats could result in a material impact to our information assets, operations, ability to provide our goods and services, our core business functions, customer acquisition and retention, personnel, reputation and identified critical business objectives.
Based on our assessment process, we implement and maintain various technical, physical and organizational measures designed to manage and mitigate such risks and potential material impacts. We implement measures designed to prevent, detect, respond to, mitigate and recover from identified and significant cybersecurity threats. We prioritize our efforts based on the threats that are more likely to lead to a material impact to our business, such as ransomware, theft of IP and interruption of services. The risk management and reduction measures we implement, depending on the computing environment or system, may include the following: policies and procedures designed to address cybersecurity threats, including an incident response plan, vulnerability management policy, disaster recovery/business continuity plans and clear desk policies; threat detection and incident response; internal and/or external audits to assess our exposure to cybersecurity threats, environment, compliance with risk mitigation procedures, and effectiveness of relevant controls; documented risk assessments; implementation of security standards and certifications; credit and background checks on our personnel and contractors; encryption of data; network security controls; threat modeling; data segregation; physical and electronic access controls; physical security; asset management, tracking and disposal; continuous monitoring for potential intrusions; vendor risk management program; employee security training; penetration testing; cyber insurance; and a dedicated cybersecurity staff.
We work with third parties from time to time that assist us to identify, assess and manage cybersecurity risks, including professional services firms to conduct SOC 2, Type II assessments, incident response consultants, cybersecurity software providers, managed cybersecurity service providers, penetration testing firms and other vendors that help to identify, assess, or manage cybersecurity risks.

To operate our business, we utilize certain third-party service providers to perform a variety of functions, such as professional services, SaaS platforms, managed services, cloud-based infrastructure, encryption and authentication technology and other functions. Depending on the nature of the services provided, the sensitivity and quantity of information processed, and the identity of the service provider, our vendor management process may include reviewing the cybersecurity practices of such provider, contractually imposing obligations on the provider related to the services they provide or the information they process, conducting security assessments, requiring their completion of written questionnaires regarding their services and data handling practices and conducting periodic re-assessments during their engagement.
For a description of the risks from cybersecurity threats that may materially affect the Company and how they may do so, refer to our risk factors under Part 1. Item 1A. "Risk Factors" in the Annual Report on Form 10-K for the fiscal year ended December 31, 2025, including "An actual or perceived breach of the security of our systems, or those of third parties with whom we work, could result in adverse consequences resulting from such breach, including but not limited to a disruption of our operations, reputational harm, loss of revenue or profits, loss of customers, regulatory investigations or actions, litigation, fines and penalties and other adverse consequences."
Governance
Management discusses cybersecurity risk and reviews our cybersecurity program at least annually. Management is also responsible for approving budgets, helping prepare for cybersecurity incidents, responding to cybersecurity incidents, approving cybersecurity policies and procedures, reviewing audit reports, and reporting to the board of directors regarding cybersecurity matters.
Management is involved with our efforts to prevent, detect, and mitigate cybersecurity incidents by overseeing and testing of our incident response plans. Management participates in cybersecurity incident response efforts by being a member of the incident response team and helping direct our response to cybersecurity incidents.
Our Board of Directors oversees our risk management strategy with respect to cybersecurity risks and threats. The Board of Directors, through its Audit Committee, holds regular meetings quarterly to discuss issues including our cybersecurity threats, and has a dedicated agenda during such meetings that are designed to assist the audit committee to exercise its oversight function. This includes an annual meeting with presentations and reports from the Chief Information Security Officer and management, including updates on contemporary cybersecurity threats faced by us and steps we are taking to address them.
Environmental Approach
Carbon and Climate
Climate change is one of the world's greatest crises, and to address it, the public and private sectors need to act together. We recognize the risks that climate change poses to the broader economy, so we strive to minimize the impact of our operations on the environment. Our headquarters in Atlanta, GA is located in a LEED certified building.
Social Approach
Compensation
Our use of equity compensation ensures employees who receive equity operate as owners and is a strategic component of our total rewards strategy to retain, motivate and attract the best talent. Other important components of our compensation philosophy include competitive base salaries and bonus opportunities, comprehensive medical benefits, a positive work/life balance, flexible paid time off, health and wellness programs and learning and development opportunities. Each year, with the help of outside experts, we evaluate each aspect of our compensation and benefits to ensure they align with those of our peer group in the market.
Human Rights
We are dedicated to protecting human rights, both in our own workforce and in our supply chain. We are a committed equal opportunity employer and abide by all fair labor practices. Our activities do not directly or indirectly violate human rights in any country.
Labor Safety
We are dedicated to operating in a safe manner. We accomplish this by establishing general health and safety guidelines, respecting the health and well-being of our employees and providing a safe work environment that abides by applicable laws and regulations.
Supply Chain Standards
We are dedicated to managing our suppliers in a responsible and sustainable manner, and we consider the ethical and sustainable practices of our supply chain in our decision-making processes.

Training & Development
A key component to our sustainability and success is talent development and learning. We are intentional in our efforts to provide all employees opportunities to grow, including manager development programming. Additionally, we provide initiatives that give all employees access to learning content providers. Our content library for all employees gives us access to over 100 business and soft skill courses, which we are using to build learning pathways to support career journeys. Additionally, our educational assistance program is helping several employees gain master's degrees, professional certifications and professional development experiences. Our student loan reimbursement program helps employees pay down their loans.
Our benefits package is designed to encompass physical, emotional and financial wellness, with the aim of attracting, retaining and motivating employees while supporting their overall well-being. Benefits offered include comprehensive healthcare benefits for employees and their dependents, wellness initiatives such as a lifestyle spending account and mental health resources, including a meditation app membership and an employee assistance program. We also focuses on financial wellness, which includes educational webinars, a 401(k) with an employer match, a student debt repayment program and tuition reimbursement. In addition to these benefits, we have competitive parental leave policies and flexible paid time off.
Stockholder Engagement
Our Board of Directors and management value the opportunity to engage with our stockholders to better understand and focus on the priorities that matter most to them, and to foster consistent and constructive dialogue. This past year, members of our Board of Directors and members of senior management proactively initiated investor outreach efforts. From these requests, we were able to engage directly, virtually or telephonically, with stockholders representing approximately 49% of our issued and outstanding shares. During these meetings, we discussed our business results and initiatives, strategy and capital structure and various other matters integral to us, including executive compensation and ESG issues. The feedback and insights from these meetings, in addition to emerging best practices policies at other companies and other market standards, were considered and evaluated by our Board of Directors and management to improve our disclosures and practices.
Health and Well-Being
We provide convenient health initiatives and resources for all employees. We sponsor various health "challenges," such as our walking and fitness challenge, throughout the year. In 2025, we also funded wellness initiatives via a lifestyle spending account and mental health resources.

STOCKHOLDER ENGAGEMENT AND FEEDBACK
Our Board of Directors and management are committed to maintaining an open and constructive dialogue with our stockholders regarding our executive compensation program. In connection with our annual Say-on-Pay vote, we conducted an extensive stockholder outreach effort to solicit feedback and ensure our compensation practices align with stockholder expectations and best governance practices.
From March 2025 through May 2025, we reached out to shareholders representing approximately 49% of our outstanding shares. Members of our Board of Directors, including our Board chair and two members of the Compensation Committee, along with senior management, including our Chief Financial Officer, our Chief Legal and Privacy Officer, and our Chief People Officer, engaged with stockholders regarding our then-proposed 2025 Equity Incentive Plan. (the “2025 Plan”). These discussions focused on the mechanisms of the 2025 Plan, including the fact that the 2025 Plan does not include an evergreen provision, which is a provision that allows for the issuance of additional shares without requiring stockholder approval. These discussions also focused on how we believed the 2025 Plan would allow for us to meet our corporate goals by properly investing in our employees, especially our broad-based employees. In connection with these discussions, we discussed our equity compensation philosophy, our employee retention strategies, and our belief that investing in our top employees will result in tangible benefits to the business. In connection with these discussions, we engaged an independent proxy advisory firm, Alliance Advisors, to assist us with our outreach strategy and to provide further insights and benchmarking data. In May 2025, soon after these discussions, our shareholders adopted the 2025 Plan.
Our Board of Directors and management remain dedicated to continued engagement with our stockholders to gather input and enhance our executive compensation program. We believe that the enhancements made in response to stockholder feedback strengthen our pay-for-performance philosophy and further align the interests of our executives with those of our investors. We appreciate the valuable insights provided by our stockholders and will continue to evaluate and refine our compensation practices to support sustainable company performance and stockholder value creation.

EXECUTIVE COMPENSATION
For 2025, our named executive officers ("Named Executive Officers") were:

Name	Position(s)
Amit Gupta	Chief Executive Officer and Director
Nick Lynton	Chief Legal and Privacy Officer
Alexis DeSieno	Former Chief Financial Officer(1)
(1)Ms. DeSieno notified us of her resignation as Chief Financial Officer on December 3, 2025, effective on January 12, 2026.
2025 Summary Compensation Table
The following table sets forth information regarding compensation earned with respect to the years ended December 31, 2024 and 2025 by our Named Executive Officers:

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(3)	Bonus ($)		Non-Equity Incentive Plan Compensation ($)(5)	Total ($)
Amit Gupta, Chief Executive Officer and Director(1)	2025	550,002	3,996,000	318,150	(4)	166,100	5,030,252
	2024	438,126	3,845,256	275,000		—	4,558,382
Alexis DeSieno, Former Chief Financial Officer(2)	2025	415,001	527,425	325,000	(4)	—	1,267,426
	2024	400,001	1,825,256	—		—	2,225,257
Nick Lynton, Chief Legal and Privacy Officer	2025	350,751	441,325	338,319	(4)	79,458	1,209,853
	2024	334,750	1,352,057	—		—	1,686,806
(1)Mr. Gupta was appointed as Chief Executive Officer on August 16, 2024.
(2)Ms. DeSieno notified us of her resignation as Chief Financial Officer on December 3, 2025, effective on January 12, 2026.
(3)Amounts reported represent the aggregate grant date fair value of the RSU awards to our Named Executive Officers during the years presented, calculated in accordance with ASC Topic 718, Compensation—Stock Compensation. The assumptions used in calculating the grant date fair value of the RSUs reported in these columns are set forth in Note 10 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. This amount does not reflect the actual economic value that may be realized by the Named Executive Officer.
(4)The reported amounts reflect time-based bonuses of (i) $100,000 and $75,000 for Ms. DeSieno and Mr. Lynton, respectively, earned in February 2025, (ii) $100,000 and $75,000 for Ms. DeSieno and Mr. Lynton, respectively, earned in August 2025, (iii) $190,000, $125,000 and $125,000 for Mr. Gupta, Ms. DeSieno and Mr. Lynton, respectively, earned in December 2025 and (iv) $2,015 for Mr. Lynton earned in May 2025. In addition, the reported amounts also include a discretionary bonus of $128,150 and $61,304 for Mr. Gupta and Mr. Lynton, respectively, paid in April 2026 for performance in 2025.
(5)The amounts reported in this column represent annual performance-based bonuses earned based on the achievement of Company goals. For additional information, see the section below titled “—Short-Term Incentive Compensation.”
Role of Compensation Committee
Generally, the Compensation Committee discharges the responsibilities of our Board of Directors relating to the compensation of our Named Executive Officers and the non-employee members of our Board of Directors. The Compensation Committee has the overall responsibility for overseeing our compensation and benefits policies generally, and overseeing and evaluating the compensation plans, policies and practices applicable to our Named Executive Officers. Further, the Compensation Committee regularly reports decisions to and seeks input from our Board of Directors regarding major matters, such as changes to the compensation of our Named Executive Officers.
In carrying out its responsibilities, the Compensation Committee evaluates our compensation policies and practices with a focus on the degree to which these policies and practices reflect our executive compensation philosophy, develops strategies and makes decisions that it believes further our philosophy or align with developments in best compensation practices, and reviews the performance of our Named Executive Officers when making decisions with respect to their compensation.
Each year, the Compensation Committee conducts an evaluation of our executive compensation program to determine if any changes are appropriate. The Compensation Committee's authority, duties, and responsibilities are further described in its charter, which is reviewed annually and revised and updated as warranted. The charter is available on our website at www.cardlytics.com.

In making its determinations, the Compensation Committee retains a compensation consultant (as described below) to provide support in its review and assessment of our executive compensation program; however, the Compensation Committee exercises its own judgment in making final decisions with respect to the compensation of our Named Executive Officers.
Setting Target Total Direct Compensation
The Compensation Committee reviews the base salary levels, short-term incentive compensation opportunities and long-term incentive compensation opportunities of our Named Executive Officers and all related performance criteria at the beginning of each year, or more frequently as warranted.
In making decisions about the compensation of our Named Executive Officers, the members of the Compensation Committee rely primarily on their general experience and subjective considerations of various factors, including the following:
•our executive compensation program objectives;
•our performance against the financial, operational and strategic objectives established by the Compensation Committee and our Board of Directors;
•each individual Named Executive Officer's knowledge, skills, experience, qualifications and tenure relative to other similarly situated executives at the companies in our compensation peer group and/or selected broad-based compensation surveys;
•the scope of each Named Executive Officer's role and responsibilities compared to other similarly situated executives at the companies in our compensation peer group and/or selected broad-based compensation surveys;
•the prior performance of each individual Named Executive Officer, based on a subjective assessment of his or her contributions to our overall performance, ability to lead his or her business unit or function, and work as part of a team;
•the potential of each individual Named Executive Officer to contribute to our long-term financial, operational and strategic objectives;
•our Chief Executive Officer's compensation relative to that of our other Named Executive Officers, and compensation parity among our Named Executive Officers;
•our financial performance relative to our compensation peer group;
•the compensation practices of our compensation peer group and the companies in selected broad-based compensation surveys and the positioning of each Named Executive Officer’s compensation in a ranking of peer company compensation levels based on an analysis of competitive market data; and
•the recommendations of our Chief Executive Officer with respect to the compensation of our Named Executive Officers (except with respect to his own compensation).
These factors provide the framework for compensation decision-making and final decisions regarding the compensation opportunity for each Named Executive Officer. No single factor is determinate in setting compensation levels, nor is the impact of any individual factor on the determination of pay levels quantifiable.
The Compensation Committee does not weigh these factors in any predetermined manner, nor does it apply any formulas in developing its compensation decisions. In making its decisions, which are subjective in nature, the members of the Compensation Committee consider all of this information in light of their individual experience, knowledge of the Company, knowledge of the competitive market, knowledge of each Named Executive Officer and business judgment.
The Compensation Committee does not engage in formal benchmarking against other companies' compensation programs or practices to establish our compensation levels or make specific compensation decisions with respect to our Named Executive Officers. Instead, in making its determinations, the Compensation Committee reviews information summarizing the compensation paid at a representative group of peer companies, to the extent that the executive positions at these companies are considered comparable to our positions and informative of the competitive environment, and more broad-based compensation surveys to gain a general understanding of market compensation levels. Generally, the Compensation Committee considers the range between the 25th and 75th percentiles of the competitive market data that it reviews as the starting point for its discussions of the appropriate compensation levels for our Named Executive Officers.
Role of Management
In discharging its responsibilities, the Compensation Committee works with members of our management, including our Chief Executive Officer. Our management assists the Compensation Committee by providing information on corporate and individual performance, market compensation data, and management's perspective on compensation matters. The Compensation Committee solicits and reviews our Chief Executive Officer's proposals with respect to program structures, as well as our Chief Executive Officer's recommendations for adjustments to annual cash compensation, long-term incentive compensation opportunities and other compensation-related matters for our Named Executive Officers (except with respect to his own compensation) based on our Chief Executive Officer's evaluation of their performance for the prior year.

At the beginning of each year, our Chief Executive Officer reviews the performance of our other Named Executive Officers based on such individual's level of success in accomplishing the business objectives established for him or her for the prior year and his or her overall performance during that year, and then shares these evaluations with, and makes recommendations to, the Compensation Committee for each element of compensation as described above. The annual business objectives for each Named Executive Officer are developed through mutual discussion and agreement between our Chief Executive Officer and the Named Executive Officers.
The Compensation Committee reviews and discusses our Chief Executive Officer's proposals and recommendations and considers them as one factor in determining and approving the compensation of our Named Executive Officers. Our Chief Executive Officer also attends meetings of our Board of Directors and the Compensation Committee at which executive compensation matters are addressed, except with respect to discussions involving our Chief Executive Officer's own compensation.
Role of Compensation Consultant
The Compensation Committee engages an external compensation consultant to assist it by providing information, analysis and other advice relating to our executive compensation program and the decisions resulting from its annual executive compensation review. The compensation consultant reports directly to the Compensation Committee and its chair, and serves at the discretion of the Compensation Committee, which reviews the engagement annually.
Since June 2024 the Compensation Committee has engaged Meridian Compensation Partners ("Meridian"), a national independent compensation consulting firm, to serve as its compensation consultant to advise on executive compensation matters, including competitive market pay practices for our Named Executive Officers, and assist with the data analysis and selection of the compensation peer group.
During 2025, Meridian provided various services, including the following:
•consultation with the chair of the Compensation Committee and other members between Compensation Committee meetings;
•review, research and updating of our compensation peer group;
•an analysis of competitive market data for our Named Executive Officers and evaluation of how the compensation we pay our Named Executive Officers compares both to our performance and to how the companies in our compensation peer group compensate their executives;
•a review of competitive market practices for equity compensation, including burn rate and overhang;
•a review and assessment of executive severance and change-in-control agreements;
•an analysis of our compensation;
•an assessment of executive compensation trends within our industry, and providing updates on corporate governance and regulatory issues and developments; and
•support on other ad hoc matters throughout the year.
The terms of Meridian's engagement include reporting directly to the Chair of the Compensation Committee. Meridian also coordinated with our management on data collection and job matching for our executive officers. In 2025, Meridian did not provide any other services to us.
The Compensation Committee has evaluated its relationship with Meridian to ensure that it believes that such firm is independent from management. This review process included a review of the services that such compensation consultant provided, the quality of those services and the fees associated with the services provided during 2025. Based on this review, as well as consideration of the factors affecting independence set forth in Exchange Act Rule 10C-1(b)(4), Rule 5605(d)(3)(D) of the Nasdaq Marketplace Rules and such other factors as were deemed relevant under the circumstances, the Compensation Committee has evaluated Meridian's independence and determined that no conflict of interest has arisen as a result of the work performed by Meridian.

Base Salary
The 2025 base salaries of our Named Executive Officers were as follows:

Named Executive Officer	2024 Base Salary	2025 Base Salary(1)	Percentage Adjustment
Mr. Gupta	$550,000(2)	$550,000	—%
Ms. DeSieno	$400,000	$420,000	5%
Mr. Lynton	$338,000	$355,000	5%

(1)These 2025 base salaries were effective as of April 1, 2025.
(2)Mr. Gupta’s increased base salary was effective on August 16, 2024, in connection with his appointment as our Chief Executive Officer.
The base salaries paid to our Named Executive Officers during 2025 are set forth in the "2025 Summary Compensation Table" above.
Short-Term Incentive Compensation
On March 31, 2025, the Compensation Committee approved the Cardlytics 2025 Bonus Plan (the "2025 Bonus Plan") to provide our Named Executive Officers with the opportunity to earn a cash bonus based upon the achievement of pre-established corporate performance objectives. The corporate performance objectives were designed to align with the annual financial measures contained in the budget developed by our management and reviewed and approved by our Board of Directors.
The target performance levels for the corporate measures represented goals that were designed to be difficult to fully achieve. Any bonus amounts earned were to be paid after the end of the year.
Target Annual Short-Term Incentive Compensation Opportunities
In February 2025, the Compensation Committee set Ms. DeSieno’s and Mr. Lynton’s target bonus opportunity at 75% of his or her respective base salary, and set Mr. Gupta’s target bonus opportunity at 100%, after taking into consideration a competitive market analysis prepared by Meridian and the recommendations of our Chief Executive Officer (except with respect to his own target bonus opportunity), as well as the other factors.
Accordingly, the target annual short-term incentive compensation opportunities of our Named Executive Officers as determined in 2025 were as follows:

Named Executive Officer	2025 Target Annual Bonus Opportunity (as a percentage of base salary)	2025 Target Annual Bonus Opportunity ($)(1)
Mr. Gupta	100%	$550,000
Ms. DeSieno	75%	$311,301
Mr. Lynton	75%	$263,106
In April 2026, the Compensation Committee reviewed our performance in 2025 and determined that we did not achieve all of the corporate objectives required under the 2025 Bonus Plan, and accordingly approved payment of annual bonuses based on a 30% level of achievement, as set forth in the table below. In addition, the Compensation Committee approved a discretionary bonus for Mr. Gupta and Mr. Lynton of $128,150 and $61,304, respectively, consistent with the bonus payments made to the broader employee base in recognition of their individual performance as set forth in the table below, which were paid out in April 2026. In making this determination, the Compensation Committee sought to ensure that executives and employees were recognized under a consistent framework reflecting shared progress against key operational priorities despite a challenging year. The Compensation Committee also considered the importance of maintaining leadership stability and sustained execution as we continue to advance our strategic priorities. Ultimately, the Compensation Committee determined that aligning payout levels across the organization appropriately balanced our pay-for-performance philosophy while recognizing the broader context of the year.

Named Executive Officer	Target Annual Bonus ($)	Annual Bonus Payout Approved ($)
Mr. Gupta	$550,000	$166,100
Ms. DeSieno (1)	$311,301	$—
Mr. Lynton	$263,106	$79,458
(1)Ms. DeSieno notified us of her resignation as Chief Financial Officer on December 3, 2025, effective on January 12, 2026, and accordingly did not receive an annual bonus payout.
2025 Time-Based Bonuses and Transition Bonus
In April 2025, the Compensation Committee approved a time-based bonus for Mr. Gupta, Ms. DeSieno and Mr. Lynton of $190,000, $125,000 and $125,000, respectively, which the named executive officers earned on December 15, 2025. In addition, Ms. DeSieno earned time-based bonuses of $100,000 in each of February 2025 and August 2025 and Mr. Lynton earned time-based bonuses of $75,000 in each of February 2025 and August 2025.
In connection with her transition out of the Chief Financial Officer role, Ms. DeSieno earned a one-time cash bonus of $50,000 in January 2026.

Long-Term Equity Incentive Compensation
We view long-term incentive compensation in the form of equity awards as a critical element of our executive compensation program. We use equity awards to incentivize and reward our Named Executive Officers for long-term corporate performance based on the value of our common stock and, thereby, to align the interests of our Named Executive Officers with those of our stockholders. The realized value of these equity awards bears a direct relationship to our stock price, and, therefore, these awards are an incentive for our Named Executive Officers to create value for our stockholders. Equity awards also help us retain qualified executive officers in a competitive market.
We grant RSU awards with time-based vesting requirements and PSU awards tied to pre-established performance goals, both of which are settled in shares of our common stock to retain, motivate, and reward our Named Executive Officers, and encourage them to drive long-term increases in the value of our common stock. We believe RSU awards are an effective tool for incentivizing and retaining our Named Executive Officers because their value rises with any increase in our stock price, and thus RSUs help align executive and stockholder interests over the long term.
We believe PSUs are also a powerful incentive to drive financial performance, providing a clear link between executive compensation and stockholder return. These awards align executive focus with both our annual and long term strategic and financial goals.
The Compensation Committee does not apply a rigid formula in determining the size and form of the equity awards to be granted to our Named Executive Officers as part of our annual focal review of equity awards. Instead, in making these decisions, the Compensation Committee has exercised its judgment as to the amount and form of the awards after considering certain factors. Based upon these factors, the Compensation Committee has determined the size of each award at levels it considered appropriate to create a meaningful opportunity for reward predicated on the creation of long-term stockholder value.
In 2025, we granted RSU awards with time-based vesting requirements and PSU awards tied to pre-established performance goals, both of which are settled in shares of our common stock to retain, motivate, and reward our Named Executive Officers, and encourage them to drive long-term increases in the value of our common stock. The number of shares of our common stock subject to the equity awards granted was determined by the Compensation Committee after taking into consideration a competitive market analysis prepared by its compensation consultant, the recommendations of our Chief Executive Officer, the amount of equity compensation held by each Named Executive Officer (including the current economic value of his or her unvested equity and the ability of these unvested holdings to satisfy our retention objectives) and the other factors described above.
Equity Award Grant to Mr. Gupta
On January 29, 2025, our Compensation Committee approved the grant of 500,000 RSUs to Mr. Gupta, our Chief Executive Officer. The RSUs vested or will vest in four installments over a period of 24 months following August 16, 2024, the date Mr. Gupta assumed the role of Chief Executive Officer, with 25% of the RSUs vesting on each of the six-, twelve-, eighteen- and twenty-four-month anniversaries, provided that Mr. Gupta remains employed by us on each applicable vesting date. In addition, on June 23, 2025, our Compensation Committee approved the grant of 1,000,000 RSUs to Mr. Gupta. 50% of the shares underlying the RSU award will vest on June 23, 2026, with the remaining 50% vesting in equal amounts quarterly over a one-year period through June 23, 2027, provided that Mr. Gupta remains employed by us on each applicable vesting date. Also on June 23, 2025, our Compensation Committee approved the grant of 300,000 PSUs to Mr. Gupta. The PSUs vest in specified percentages upon achievement of specified price per share targets, provided Mr. Gupta remains employed by us on each applicable vesting date.
Equity Awards Granted to Ms. DeSieno
On March 19, 2025, our Compensation Committee approved the grant of 135,000 RSUs to Ms. DeSieno, our Chief Financial Officer, as part of her 2024 annual compensation review. The RSUs vested or were expected to vest in eight equal installments on July 1, 2025, October 1, 2025, January 1, 2026, April 1, 2026, July 1, 2026, October 1, 2026, January 1, 2027 and April 1, 2027, provided that Ms. DeSieno remained employed by us on such vesting dates. Also on March 19, 2025, our Compensation Committee approved the grant of 50,625 PSUs to Ms. DeSieno. The PSUs were expected to vest in specified percentages upon achievement of specified price per share targets, provided that Ms. DeSieno remained employed by us on each applicable vesting date. On June 23, 2025, our Compensation Committee approved the grant of 40,000 RSUs to Ms. DeSieno. 50% of the shares underlying the RSU award were expected to vest on June 23, 2026, with the remaining 50% to vest in equal amounts quarterly over a one-year period through June 23, 2027, provided that Ms. DeSieno remained employed by us on each applicable vesting date. On June 23, 2025, our Compensation Committee approved the grant of 15,000 PSUs to Ms. DeSieno. The PSUs were expected to vest in specified percentages upon achievement of specified price per share targets, provided that Ms. DeSieno remained employed by us on each applicable vesting date. On December 3, 2025, Ms. DeSieno notified us of her resignation as Chief Financial Officer, effective on January 12, 2026. In connection with her resignation, her unvested RSU and PSU awards were forfeited in full.

Equity Awards Granted to Mr. Lynton
On March 19, 2025, our Compensation Committee approved the grant of 120,000 RSUs to Mr. Lynton, our Chief Legal and Privacy Officer, as part of his 2024 annual compensation review. The RSUs vested or will vest in eight equal installments on July 1, 2025, October 1, 2025, January 1, 2026, April 1, 2026, July 1, 2026, October 1, 2026, January 1, 2027 and April 1, 2027, provided that Mr. Lynton remains employed by us on each applicable vesting date. Also on March 19, 2025, our Compensation Committee approved the grant of 45,000 PSUs to Mr. Lynton. The PSUs vest in specified percentages upon achievement of specified price per share targets, provided that Mr. Lynton remains employed by us on each applicable vesting date. On June 23, 2025, our Compensation Committee approved the grant of 25,000 RSUs to Mr. Lynton. 50% of the shares underlying the RSU award will vest on June 23, 2026, with the remaining 50% vesting in equal amounts quarterly over a one-year period through June 23, 2027, provided that Mr. Lynton remains employed by us on each applicable vesting date. Also on June 23, 2025, our Compensation Committee approved the grant of 9,375 PSUs to Mr. Lynton. The PSUs vest in specified percentages upon achievement of specified price per share targets, provided that Mr. Lynton remains employed by us on each applicable vesting date.
Health and Welfare Benefits; Section 401(k) Plan
Our Named Executive Officers are eligible to participate in the same employee benefit plans, and on the same terms and conditions, as all other U.S. full-time employees. These benefits include medical, dental and vision insurance, business travel insurance, an employee assistance program, health and dependent care flexible spending accounts, basic life insurance, accidental death and dismemberment insurance, short- and long-term disability insurance, commuter benefits and reimbursement for mobile phone coverage. We pay the monthly premiums for the medical benefits plan selected by each Named Executive Officer.
We also maintain a Section 401(k) retirement plan (the "Section 401(k) Plan") that provides eligible U.S. employees, including our Named Executive Officers, with an opportunity to save for retirement on a tax-advantaged basis. Eligible employees may defer eligible compensation on a pre-tax basis, up to the statutorily prescribed annual limits on contributions under the Internal Revenue Code (the "Code"). Contributions are allocated to each participant's individual account and are then invested in selected investment alternatives according to such participant's directions. Employees are immediately and fully vested in their contributions. The Section 401(k) plan is intended to be qualified under Section 401(a) of the Code with the Section 401(k) plan’s related trust intended to be tax-exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the Section 401(k) plan and earnings on those contributions are not taxable to the employee until distributed from the Section 401(k) Plan. We match 50% of the first 5% of each participant's contributions.
We design our employee benefits programs to be affordable and competitive in relation to the market as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices and the competitive market.
Perquisites and Other Personal Benefits
Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide significant perquisites or other personal benefits to our Named Executive Officers except as generally made available to our employees or in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make him or her more efficient and effective and for recruitment and retention purposes. During 2025, no perquisites were provided to our Named Executive Officers.
Insider Trading Policy and Short-Selling, Hedging, and Pledging
We have adopted an Insider Trading Policy governing the purchase, sale, and/or other dispositions of our securities and those of public companies in which we have a business relationship by our directors, executive officers, employees and consultants, that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the exchange listing standards applicable to us. Additionally, it is our company’s intent to comply with insider trading laws, rules and regulations. A copy of our Insider Trading Policy is filed as an exhibit to our Annual Report on Form 10-K.
Under our Insider Trading Policy, our employees (including officers) and the non-employee members of our Board of Directors are prohibited from engaging in short sales, transactions in put or call options, hedging transactions, holding our securities in margin accounts, pledging our securities or other inherently speculative transactions with respect to our stock at any time.
Compensation Recovery ("Clawback") Policy
We maintain the Cardlytics, Inc. Incentive Compensation Recoupment Policy (the "Clawback Policy"), which is intended to comply with Section 10D of the Exchange Act, Exchange Act Rule 10D-1 and Listing Rule 5608 of the listing standards of Nasdaq.

2025 Outstanding Equity Awards at Fiscal Year-End Table
The following table sets forth certain information about equity awards granted to our Named Executive Officers that were outstanding as of December 31, 2025.

	Option Awards(1)				Stock Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Amit Gupta, Chief Executive Officer and Director					28,699	(3)	33,004
					250,000	(4)	287,500
					250,000	(5)	287,500
					1,000,000	(6)	1,150,000
					300,000	(7)	345,000
Alexis DeSieno, Former Chief Financial Officer					28,699	(3)	33,004
					135,000	(8)	155,250
					40,000	(6)	46,000
					50,625	(9)	58,219
					15,000	(7)	17,250
Nick Lynton, Chief Legal and Privacy Officer	779	—	24.48	4/1/2027
					21,259	(3)	24,448
					120,000	(8)	138,000
					1,163	(10)	1,337
					4,734	(11)	5,444
					25,000	(6)	28,750
					9,375	(7)	10,781
					45,000	(9)	51,750
					12,624	(12)	14,518
(1)All of the option awards listed in the table above were granted under our 2008 Stock Plan.
(2)The market value amount is calculated based on the closing price of our common stock of $1.15 per share on December 31, 2025.
(3)These shares represent unvested shares underlying a RSU award granted in March 2024. The remaining unvested shares vested in equal amounts on January 1, 2026 and April 1, 2026.
(4)These shares represent unvested shares underlying a RSU award granted in August 2024. The remaining unvested shares vested or will vest in two equal amounts on each of February 16, 2026 and August 16, 2026.
(5)These shares represent unvested shares underlying a RSU award granted in January 2025. The remaining unvested shares vested or will vest in two equal amounts on each of February 16, 2026 and August 16, 2026.
(6)These shares represent unvested shares underlying a RSU award granted in June 2025. 50% of the shares underlying the RSU award will vest on June 23, 2026, with the remaining 50% vesting in equal amounts quarterly over a one-year period through June 23, 2027.
(7)These shares represent the June 2025 PSU awards and vest in specified percentages if the performance targets are met.
(8)These shares represent unvested shares underlying a RSU award granted in March 2025. 50% of shares underlying the RSU award vested on April 1, 2026, with the remaining 50% vesting in equal amounts quarterly over a one-year period through April 1, 2027.
(9)These shares represent the March 2025 PSU awards and vest in specified percentages if performance targets are met.
(10)These shares represent unvested shares underlying a RSU award granted in March 2022. The remaining unvested shares vest on April 1, 2026.
(11)These shares represent unvested shares underlying a RSU award granted in July 2022. The remaining unvested shares vested or will vest in equal amounts on January 1, 2026, April 1, 2026 and July 1, 2026.
(12)These shares represent the August 2022 PSU awards and vest in specified percentages if performance targets are met.
Potential Payments upon Termination of Employment or upon Change in Control
Employment Arrangements and Offer Letters
Each of our Named Executive Officers' employment is "at will" and may be terminated at any time, subject to his or her right to receive certain post-employment payments and benefits.

Separation Pay Agreement
We have entered into Amended and Restated Separation Pay Agreements (the "Separation Pay Agreements") with each of our Named Executive Officers. Each of the Separation Pay Agreements provides for "at will" employment (meaning that either we or the Named Executive Officer may terminate the employment relationship at any time with or without cause). The Separation Pay Agreements provide that, upon execution of a separation and release agreement in favor of the Company, the Named Executive Officer will receive certain payments and benefits in the event we terminate his or her employment "without cause" or he or she resigns for "good reason" (as each term is defined in the Separation Pay Agreement).
Further, in the event we consummate a "change in control" (as that term is defined in our 2025 Equity Incentive Plan with respect to Mr. Gupta’s Separation Pay Agreement and as that term is defined in our 2018 Equity Incentive Plan with respect to Mr. Lynton’s Separation Pay Agreement) and either 90 days prior to or one year after such change in control, either (a) Mr. Gupta's and Mr. Lynton's employment is terminated by us for any reason other than "cause" (as defined in the Separation Pay Agreement) or by him or her for "good reason" (as defined in the Separation Pay Agreement), (b) his or her role, responsibilities or duties are materially changed, reduced or eliminated, (c) his or her compensation is materially reduced, or (d) the geographic location of his or her employment is materially changed (each an "Acceleration Event"), then all of the then outstanding and unvested stock options, and equity awards which were granted prior to such change in control will immediately and fully vest and become exercisable on such Acceleration Event.
These Separation Pay Agreements provide reasonable compensation in the form of severance pay and certain limited benefits to the Named Executive Officer if he or she leaves our employ under certain circumstances to facilitate his or her transition to new employment. Further, we seek to mitigate any potential employer liability and avoid future disputes or litigation by requiring a departing Named Executive Officer to sign a separation and release agreement providing for a general release of all claims as a condition to receiving post-employment compensation payments or benefits. We also believe that these arrangements provided by these agreements help maintain our Named Executive Officers’ continued focus and dedication to their assigned duties to maximize stockholder value if there is a potential transaction that could involve a change in control of the Company. The terms and conditions of these agreements were approved by our Board of Directors after an analysis of competitive market data.
Under the Separation Pay Agreements, all acceleration of vesting of outstanding equity awards in the event of a change in control of the Company are payable only if there is a connected involuntary loss of employment or a constructive termination of employment by Mr. Gupta and Mr. Lynton (a so-called "double-trigger" arrangement). We use this double-trigger arrangement to protect against the loss of retention value following a change in control of the Company and to avoid windfalls, both of which could occur if vesting of equity awards accelerated automatically as a result of the transaction.

We do not use excise tax payments (or "gross-ups") relating to a change in control of the Company and have no such obligations in place with respect to any of our Named Executive Officers.
We believe that reasonable and competitive post-employment compensation arrangements, including in the event of a change in control of the Company, are essential to attracting and retaining highly qualified executive officers. The Compensation
Committee does not consider the specific amounts payable under the post-employment compensation arrangements when determining the annual compensation for our Named Executive Officers. We do believe, however, that these arrangements are necessary to offer compensation packages that are competitive.
Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic
Information
We do not grant stock options, stock appreciation rights, or similar instruments with option-like features and have no policies or practices to disclose pursuant to Item 402(x)(1) of Regulation S-K.

PAY VS. PERFORMANCE
As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid to our Primary Executive Officer ("PEO"), our Named Executive Officers ("NEO") and the financial performance of the Company based on certain financial performance measures. For further information concerning the Company's pay-for-performance philosophy and how we align executive compensation with our financial performance, refer to "Executive Compensation" above.

Pay Versus Performance Table
Year	Summary Compensation Table Total for PEO - Amit Gupta, Chief Executive Officer(1)	Compensation Actually Paid to PEO - Amit Gupta, Chief Executive Officer (2)	Summary Compensation Table Total for PEO - Karim Temsamani, former Chief Executive Officer(1)	Compensation Actually Paid to PEO - Karim Temsamani, former Chief Executive Officer (2)	Average Summary Compensation Table Total for Non-PEO NEOs(3)	Average Compensation Actually Paid to Non-PEO NEOs(4)
2025	$5,030,252	$3,871,275	$—	$—	$382,876	$563,143
2024	$4,558,382	$3,719,356	$5,215,254	$981,193	$367,375	$275,657
2023	$—	$—	$1,885,944	$5,583,531	$2,322,440	$2,505,075

	Value of Initial Fixed $100 Investment Based On:	Net Income (Loss) (millions)(6)
Year	Total Stockholder Return(5)
2025	$31	$(104)
2024	$64	$(189)
2023	$159	$(135)
(1)The dollar amounts reported in this column represent the amount of total compensation reported for Mr. Gupta, Chief Executive Officer and Mr. Temsamani, our former Chief Executive Officer, for each covered fiscal year in the "Total" column of the Summary Compensation Table for each applicable fiscal year.
(2)The dollar amounts reported in this column represent the amount of "compensation actually paid" to Mr. Gupta and Mr. Temsamani, as computed in accordance with Item 402(v) of Regulation S-K, for each covered fiscal year. The dollar amounts do not reflect the actual amount of compensation earned or received by or paid to Mr. Temsamani during the applicable fiscal year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Temsamani's total compensation for each covered fiscal year to determine the compensation actually paid to each of them for such fiscal year:

PEO - Amit Gupta, Chief Executive Officer
Year	Reported Summary Compensation Table Total for PEO	Reported Grant Date Fair Value of Equity Awards in Summary Compensation Table(a)	Equity Award Adjustments(b)	Compensation Actually Paid to PEO
2025	$5,030,252	$(3,996,000)	$2,837,023	$3,871,275
2024	$4,558,382	$(3,845,256)	$3,006,230	$3,719,356

PEO - Karim Temsamani, former Chief Executive Officer
Year	Reported Summary Compensation Table Total for PEO	Reported Grant Date Fair Value of Equity Awards in Summary Compensation Table(a)	Equity Award Adjustments(b)	Compensation Actually Paid to PEO
2025	$—	$—	$—	$—
2024	$5,215,254	$(4,770,000)	$535,939	$981,193
2023	$1,885,944	$(968,000)	$4,665,587	$5,583,531
(a)The reported grant date fair value of equity awards represents the total of the amounts reported in the "Stock Awards" column in the Summary Compensation Table for each applicable fiscal year.
(b)The equity award adjustments for each covered fiscal year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of all equity awards granted during the applicable fiscal year that are outstanding and unvested as of the end of the applicable fiscal year; (ii) the amount equal to the change as of the end of the applicable fiscal year (from the end of the prior fiscal year) in fair value of any equity awards granted in any prior fiscal year that are outstanding and unvested as of the end of the applicable fiscal year; (iii) for equity awards that are granted and vest in same applicable fiscal year, the fair value as of the vesting date; (iv) for equity awards granted in any prior fiscal year for which all applicable vesting conditions were satisfied at the end of or during the applicable fiscal year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for equity awards granted in any prior fiscal year that fail to meet the applicable vesting conditions during the applicable fiscal year, the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable fiscal year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in the total compensation for the applicable fiscal year. The valuation assumptions used to calculate the fair values for purposes of determining "compensation actually paid" did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

(c)

PEO - Amit Gupta, Chief Executive Officer
Year	Year End Fair Value of Equity Awards	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested/Forfeited in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Total Equity Award Adjustments
2025	$2,103,004	$—	$1,482,139	$(748,120)	$—	$2,837,023
2024	$2,336,732	$—	$334,949	$334,549	$—	$3,006,230
(d)

PEO - Karim Temsamani, former Chief Executive Officer
Year	Year End Fair Value of Equity Awards	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested/Forfeited in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Total Equity Award Adjustments
2025	$—	$—	$—	$—	$—	$—
2024	$—	$—	$268,157	$267,782	$—	$535,939
2023	$921,000	$(8,518,025)	$7,635,245	$4,627,367	$—	$4,665,587
(3)The dollar amounts reported in this column represent the average of the amounts of total compensation reported for our NEOs as a group (excluding Mr. Gupta and Mr. Temsamani) for each applicable fiscal year in the "Total" column of the Summary Compensation Table. The names of each of the NEOs (excluding Mr. Gupta and Mr. Temsamani) included for purposes of calculating the average amounts of total compensation in each applicable fiscal year are as follows: (ii) for 2025 and 2024, Ms. DeSieno and Mr. Lynton; (iii) for 2023, Mr. Gupta, Ms. DeSieno, Mr. Lynton and Andy Christiansen, our former Chief Financial Officer.
(4)The dollar amounts reported in this column represent the average amount of "compensation actually paid" to the NEOs as a group (excluding Mr. Gupta and Mr. Temsamani), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned or received by or paid to the NEOs as a group (excluding Mr. Gupta and Mr. Temsamani) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the average total compensation for the NEOs as a group (excluding Mr. Gupta and Mr. Temsamani) for each applicable fiscal year to determine the compensation actually paid, using the same methodology described above in Note 2:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Grant Date Fair Value of Equity Awards in Summary Compensation Table	Average Equity Award Adjustments(a)	Average Compensation Actually Paid to Non-PEO NEOs
2025	$382,876	$(292,375)	$472,642	$563,143
2024	$367,375	$(1,588,656)	$1,496,938	$275,657
2023	$2,322,440	$(2,397,833)	$2,580,468	$2,505,075
(a) The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Average Year End Fair Value of Equity Awards	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Total Average Equity Award Adjustments
2025	$292,375	$—	$292,419	$(112,152)	$—	$472,642
2024	$1,168,802	$—	$164,416	$163,720	$—	$1,496,938
2023	$2,302,500	$(129,265)	$268,150	$132,868	$6,215	$2,580,468
(5)Cumulative total stockholder return ("TSR") is calculated by dividing the sum of the cumulative amount of dividends during the measurement period, assuming dividend reinvestment, and the difference between our share price at the end of the applicable measurement period and the beginning of the measurement period by our share price at the beginning of the measurement period.
(6)The dollar amounts reported represent the amount of net income reflected in our audited financial statements for each applicable fiscal year.

Financial Performance Measures
Our executive compensation program reflects a variable "pay-for-performance" philosophy. The performance measures that we use for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our Chief Executive Officer and other NEOs to increase the value of our enterprise for our stockholders. The most important financial performance measures used by us to link executive compensation actually paid to our Chief Executive Officer and other NEOs, for the most recently completed fiscal year, to our performance are as follows:
a.Net Loss
b.Return on Investment
Analysis of the Information Presented in the Pay versus Performance Table
Our executive compensation program reflects a variable "pay-for-performance" philosophy. While we utilize several performance measures to align executive compensation with our performance, all of those performance measures are not presented in the Pay versus Performance table. Moreover, we generally seek to incentivize long-term performance, and therefore do not specifically align our performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular fiscal year. In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the "Pay vs. Performance" table.
Compensation Actually Paid and Net Loss
The amount of compensation actually paid to Mr. Gupta and Mr. Temsamani and the average amount of compensation actually paid to our NEOs as a group (excluding Mr. Gupta and Mr. Temsamani) is generally aligned with our net loss over the three years presented in the table. While we do not use net loss as a performance measure in our executive compensation program, the measure of net loss is correlated with the measure adjusted contribution and adjusted EBITDA, which we do use for when setting goals in our short-term incentive compensation program and the performance-based RSUs that were awarded during 2025 to our PEO and other NEOs.

Compensation Actually Paid vs. Net Loss
Compensation Actually Paid
Net Loss (in millions)
$15,000,000
$10,000,000
$5,000,000
$—
$(5,000,000)
$(10,000,000)
-40
-80
-120
-160
-200
-240
12/31/23
12/31/24
12/31/25
PEO - Karim Temsamani
PEO - Amit Gupta
Average for Non-PEO NEOs
Net Loss

Compensation Actually Paid and Cumulative TSR of the Company
As demonstrated by the following graph, the amount of compensation actually paid to Mr. Gupta and Mr. Temsamani, and the average amount of compensation actually paid to our NEOs as a group (excluding Mr. Gupta and Mr. Temsamani) is generally aligned with our cumulative TSR over the three-year period.

Compensation Actually Paid vs.Cardlytics TSR
Compensation Actually Paid
Cumulative TSR
$5,000,000
$2,500,000
$—
$(2,500,000)
$159
$64
$31
12/31/23
12/31/24
12/31/25
PEO - Karim Temsamani
PEO - Amit Gupta
Average for Non-PEO NEOs
Cardlytics, Inc. Cumulative TSR

All information provided above under the "Pay vs. Performance" heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that we specifically incorporate such information by reference.

DIRECTOR COMPENSATION
The following table sets forth information regarding the compensation earned for service on our Board of Directors with respect to the year ended December 31, 2025 by our non-employee directors. Mr. Gupta, our Chief Executive Officer, is also a member of our Board of Directors, but did not receive any additional compensation for his service as a director. Mr. Gupta's compensation as an executive officer is set forth above in the “Executive Compensation - 2025 Summary Compensation Table."
2025 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Total ($)
Andre Fernandez	$59,240	$21,890	$81,130
Jon Francis	$40,411	$21,890	$62,301
Srishti Gupta	$41,532	$21,890	$63,422
Scott Hill	$62,046	$21,890	$83,936
Liane Hornsey	$45,655	$21,890	$67,545
Jack Klinck	$103,145	$21,890	$125,035
Alex Mishurov(2)	$—	$—	$—
(1)This column reflects the aggregate grant date fair value of the RSU awards granted during the fiscal year as computed in accordance with ASC Topic 718 and reported as stock-based compensation in our consolidated financial statements.
(2)Alex Mishurov joined our Board of Directors on September 19, 2023. Mr. Mishurov agreed to not receive any compensation for his service as a director through the 2026 Annual Meeting of Stockholders.
(3)The table below shows the aggregate number of option awards and stock awards outstanding for each of our non-employee directors as of December 31, 2025:

Name	Option Awards (#)		Stock Awards (#)
Andre Fernandez	—		11,000
Jon Francis	—		11,000
Srishti Gupta	—		11,000
Scott Hill	—		11,000
Liane Hornsey	—		11,000
Jack Klinck	25,000	(a)	11,000
Alex Mishurov	—		—
(a)Fully vested.
Non-Employee Director Compensation Policy
Our Board of Directors has adopted a director compensation policy for our non-employee directors, which was amended in February 2026. The policy provides for the compensation of non-employee directors with cash and equity compensation. Under the policy as of December 31, 2025, each non-employee director received an annual board service retainer of $30,000, except for the Board Chair who received an annual board service retainer of $75,000. Under the policy as of December 31, 2025, the chair of our Audit Committee, our Compensation Committee and our Nominating and Corporate Governance Committee received additional annual committee chair service retainers of $30,000, $15,000 and $15,000, respectively. Other members of our Audit Committee, our Compensation Committee and our Nominating and Corporate Governance Committee received additional annual cash retainers of $20,000, $10,000 and $10,000, respectively, for each such committee of which they were a member. Under the policy as amended in February 2026, each non-employee director will receive an annual board service retainer of $40,000, except for the Board Chair who will receive an annual board service retainer of $85,000. Under the policy as amended in February 2026, the chair of our Audit Committee, our Compensation Committee and our Nominating and Corporate Governance Committee will receive additional annual committee chair service retainers of $30,000, $15,000 and $15,000, respectively. Other members of our Audit Committee, our Compensation Committee and our Nominating and Corporate Governance Committee will receive additional annual cash retainers of $20,000, $10,000 and $10,000, respectively, for each such committee of which they were a member. The annual cash compensation amounts set forth above are payable in equal quarterly installments, payable in arrears following the end of each calendar quarter in which the board service occurs, prorated for any partial months of service. Under the policy, we also reimburse all reasonable out-of-pocket travel expenses incurred by non-employee directors in attending meetings of our Board of Directors or any committee thereof.

In addition to cash compensation, each non-employee director is eligible to receive RSU awards. Under the policy as of December 31, 2025, each continuing non-employee director as of the date of our Annual Meeting of Stockholders received an annual grant of a RSU award with a grant date fair value of $165,000; provided that in no event would the grant exceed 11,000 shares. Under the policy as amended, each continuing non-employee director as of the date of our Annual Meeting of Stockholders will receive an annual grant of a RSU award with a grant date fair value of $165,000; provided that in no event will the grant exceed 22,000 shares. The RSU award will vest in full on the first anniversary of such grant date; provided that the applicable non-employee director is, as of such vesting date, then a member of our Board of Directors. Further, under the policy as of December 31, 2025, each new non-employee director who joined our Board of Directors received a one-time RSU award upon the date of his or her appointment or election to our Board of Directors with a grant date fair value no greater than $165,000, pro-rated based on the amount of time until the next Annual Meeting of Stockholders; provided that in no event would the grant exceed 11,000 shares or, in the event that the grant is pro-rated, more shares than would be equal to 11,000 shares on an annualized basis. Under the policy as amended, each new non-employee director who joins our Board of Directors will receive a one-time RSU award upon the date of his or her appointment or election to our Board of Directors with a grant date fair value no greater than $165,000, pro-rated based on the amount of time until the next Annual Meeting of Stockholders; provided that in no event will the grant exceed 22,000 shares or, in the event that the grant is pro-rated, more shares than will be equal to 22,000 shares on an annualized basis. The RSU award will vest in full on the first anniversary of such grant date, provided that the applicable non-employee director is, as of such vesting date, then a member of our Board of Directors. The share cap on both the annual RSU award for each continuing non-employee director and the one-time RSU award for each new non-employee director was implemented in October 2023 to address stockholder concerns relating to the potential dilutive effect of these non-employee director equity awards.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table provides certain information with respect to our equity compensation plans in effect as of December 31, 2025:

Name	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)(#)		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)($)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(c)(#)
Plan Category
Equity compensation plans approved by security holders(1)(2)	6,957,085	(1)	1.15	(2)	7,965,820	(3)
Equity compensation plans not approved by security holders	874,725		n/a		2,291,849	(4)
Total	7,831,810				10,257,669
(1)Includes the 2008 Stock Plan, the 2018 Equity Incentive Plan, the 2018 Employee Stock Purchase Plan, the Dosh Holdings, Inc. 2017 Incentive Plan the Ecinity, Inc. (Bridg) 2012 Equity Incentive Plan and the 2025 Equity Incentive Plan. On January 1 of each year, the number of shares reserved under the 2018 Employee Stock Purchase Plan is automatically increased by 1% of the total number of shares of common stock that are outstanding as of December 31 of the previous year, or a lesser number of shares as may be determined by our Board of Directors. Accordingly, an additional 500,000 shares were added to the number of available shares under the 2018 Employee Stock Purchase Plan effective January 1, 2026. This increase is not reflected in the table above.
(2)Includes 39,159 stock options outstanding as of December 31, 2025, at a weighted-average exercise price of $1.15 per share, 6,305,524 shares of common stock issuable upon the vesting of outstanding RSUs and 612,402 shares of common stock issuable upon the vesting of outstanding PSUs. The RSUs and PSUs have no exercise price.
(3)Includes 610,588 shares of common stock available for issuance under the 2018 Employee Stock Purchase Plan and 7,355,232 shares of common stock available for issuance under the 2025 Equity Incentive Plan.
(4)Includes 2,291,849 shares of common stock available for issuance under the 2022 Inducement Plan as of December 31, 2025.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the beneficial ownership of our common stock as of February 28, 2026 for:
•each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock;
•each of our Named Executive Officers;
•each of our directors; and
•all of our executive officers and directors as a group.
The percentage ownership information shown in the table below is based upon 55,054,268 shares of common stock outstanding as of February 28, 2026.
We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, these rules require that we include shares of common stock issuable pursuant to the vesting of restricted stock units and the exercise of stock options and warrants that are either immediately exercisable or exercisable within 60 days of February 28, 2026. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.
Except as otherwise noted below, the address for persons listed in the table is c/o Cardlytics, Inc., 675 Ponce de Leon Ave. NE, Suite 4100, Atlanta, GA 30308.

	Beneficial Ownership
Name of Beneficial Owner	Shares	Percentage
5% or greater stockholders:
Entities affiliated with CAS Investment Partners, LLC(1)	5,198,067	9.4%
Entities affiliated with BlackRock, Inc..(2)	3,137,388	5.7
Named Executive Officers and Directors:
Amit Gupta(3)	1,173,994	2.1
David Evans	117,930	*
Alexis DeSieno(4)	201,159	*
Nick Lynton(5)	208,931	*
Andre Fernandez	15,310	*
Jon Francis	15,310	*
Scott A. Hill	57,748	*
Jack Klinck(6)	103,593	*
Liane Hornsey	22,326	*
Alex Mishurov(7)	1,354,330	2.5
Srishti Gupta	6,148	*
All current executive officers and directors as a group (10 persons)	3,276,779	5.9
* Represents beneficial ownership of less than 1.0%
(1)Consists of 3,198,584 shares of common stock held by Sosin Master, L.P. and 1,999,483 shares of common stock owned by CSWR Partners, L.P. This information has been obtained from a Schedule 13D/A filed on August 20, 2025 by CAS Investment Partners, LLC., Sosin Master, LP, CSWR Partners, LP and Clifford Sosin. Clifford Sosin is the managing member of CAS Investment Partners, LLC, which is the investment manager of Sosin Master, L.P. and CSWR Partners, L.P. By virtue of the foregoing relationships, each of the reporting persons may be deemed to beneficially own the securities held by Sosin Master, L.P. and CSWR Partners, L.P. The address of CAS Investment Partners, LLC is 575 Lexington Avenue, Suite 12-101, New York, NY 10022.
(2)This information has been obtained from a Schedule 13G/A filed on November 12, 2024 by entities associated with BlackRock, Inc. The address for BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

(3)Includes 514,350 shares of common stock issuable upon the settlement of restricted stock unit awards within 60 days of February 28, 2026.
(4)Ms. DeSieno is included in this table because she is a Named Executive Officer for the year ended December 31, 2025, but she is not counted for purposes of aggregating beneficial ownership of our current executive officers and directors as a group.
(5)Includes (i) 85,290 shares of common stock issuable upon the settlement of restricted stock unit awards and (i) 779 shares of common stock issuable upon the exercise of stock options within 60 days of February 28, 2026.
(6)Includes 25,000 shares of common stock issuable upon the exercise of stock options within 60 days of February 28,2026.
(7)Includes (i) 100,000 shares of common stock held directly, (ii) 35,500 shares of common stock held by family trusts and (iii) 1,218,830 shares of common stock held by KPS Fund I LP. Mr. Mishurov is the Chief Executive Officer of the investment manager of KPS Fund I LP (the "Fund"). Mr. Mishurov has investment and voting power of the shares held by the Fund and may be deemed to beneficially own the securities held by the Fund.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who beneficially own more than ten percent of our common stock (the "Reporting Persons") to file reports on Forms 3, 4 and 5 with the SEC concerning their ownership of, and transactions in, our common stock.
To our knowledge, based on the Section 16(a) reports that have been filed on EDGAR, with respect to the fiscal year ended December 31, 2025, all filings required to be made by the Reporting Persons were made on a timely basis, with the exception of (i) Andre Fernandez, Amit Gupta, Jonathan Francis, Nick Lynton and Alexis DeSieno who were one day late in filing Form 4s reporting the vesting of certain restricted stock unit awards on January 1, 2025 and (ii) Amit Gupta, who was one day late in filing a Form 4 reporting the vesting of certain restricted stock unit awards on August 16, 2025.

PROPOSAL NO. 3 -
APPROVAL OF A SERIES OF ALTERNATE AMENDMENTS TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK IN THE RANGE OF 1-FOR-5 TO 1-FOR-15, INCLUSIVE, AND CORRESPONDING PROPORTIONATE REDUCTION IN THE TOTAL NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK
Background
The Board of Directors has unanimously approved a series of alternate amendments to our Amended and Restated Certificate of Incorporation that would effect a Reverse Stock Split of all issued and outstanding shares of our common stock, at a ratio ranging from 1-for-5 to 1-for-15, inclusive, and effect a proportionate reduction in the total number of authorized shares of our common stock, or the Authorized Shares Reduction. The text of the proposed form of amendment to our Amended and Restated Certificate of Incorporation, which we refer to as the Certificate of Amendment, is attached hereto as Appendix A.
Accordingly, effecting a Reverse Stock Split would reduce the number of outstanding shares of our common stock and the Authorized Shares Reduction would reduce the total number of authorized shares of our common stock. The effectiveness of any one of these amendments and the abandonment of the other amendments, or the abandonment of all of these amendments, will be determined by our Board of Directors following the Annual Meeting and prior to the one-year anniversary of the Annual Meeting, or May 20, 2027. Our Board of Directors has recommended that these proposed amendments be presented to our stockholders for approval.
Our stockholders are being asked to approve these proposed amendments pursuant to Proposal No. 3, and to grant authorization to our Board of Directors to determine, at its option, whether to implement a Reverse Stock Split, including its specific timing and ratio, and the resulting corresponding proportionate Authorized Shares Reduction. The corresponding proportionate

Authorized Shares Reduction was designed so that we do not have what some stockholders might view as an unreasonably high number of authorized shares of common stock that are unissued or reserved for issuance following the Reverse Stock Split.
Should we receive the required stockholder approval for Proposal No. 3, our Board of Directors will have the sole authority to elect, at any time on or prior to the one-year anniversary of the Annual Meeting and without the need for any further action on the part of our stockholders, whether to effect a Reverse Stock Split and the number of whole shares of our common stock, between and including five (5) and fifteen (15), that will be combined into one share of our common stock along with a corresponding proportionate reduction in the total number of authorized shares of our common stock.
Notwithstanding approval of Proposal No. 3 by our stockholders, our Board of Directors may, at its sole option, abandon the proposed amendments and determine prior to the effectiveness of any filing with the Secretary of State of the State of Delaware not to effect any Reverse Stock Split, as permitted under Section 242(c) of the General Corporation Law of the State of Delaware. If our Board of Directors does not implement a Reverse Stock Split on or prior to the one-year anniversary of the Annual Meeting, stockholder approval would again be required prior to implementing any reverse stock split.
By approving Proposal No. 3, our stockholders will: (a) approve a series of alternate amendments to our Amended and Restated Certificate of Incorporation pursuant to which any whole number of outstanding shares of common stock between and including five (5) and fifteen (15) could be combined into one share of common stock along with a corresponding proportionate reduction in the total number of authorized shares of our common stock; and (b) authorize our Board of Directors to file only one such amendment, as determined by the Board of Directors at its sole option, and to abandon each amendment not selected by the Board of Directors. Our Board of Directors may also elect not to undertake any Reverse Stock Split and therefore abandon all amendments.
The affirmative vote of the holders of the majority of the voting power of the shares present in person, by remote communication or represented by proxy and entitled to vote generally on the matter at the Annual Meeting will be required to approve the Reverse Stock Split.
Board Discretion to Implement the Reverse Stock Split
We are proposing that our Board of Directors have the discretion to select the Reverse Stock Split ratio from within a range between and including 1-for-5 to 1-for-15, rather than proposing that stockholders approve a specific ratio at this time, in order to give our Board of Directors the flexibility to implement a Reverse Stock Split at a ratio that reflects the Board of Directors’ then-current assessment of the factors described below under “Criteria to be Used for Determining Whether to Implement the Reverse Stock Split.” If the Board of Directors decides to implement a Reverse Stock Split, we will file the Certificate of Amendment with the Secretary of State of the State of Delaware and the Reverse Stock Split will be effective at the time set forth in the Certificate of Amendment. Except for adjustments that may result from the treatment of fractional shares as described below, each of our stockholders will hold the same percentage of our outstanding common stock immediately following the Reverse Stock Split as such stockholder holds immediately prior to the Reverse Stock Split.
Reasons for Reverse Stock Split
To maintain our listing on the Nasdaq Global Market.
By potentially increasing our stock price, the Reverse Stock Split would reduce the risk that our common stock could be delisted from the Nasdaq Global Market. To maintain our listing on Nasdaq, we must comply with Nasdaq Marketplace Rules, which requirements include that we maintain a minimum closing bid price of at least $1.00 per share (the “Minimum Bid Price Requirement”).
The Board of Directors has considered the potential harm to us and our stockholders should Nasdaq delist our common stock from The Nasdaq Stock Market. Delisting could adversely affect the liquidity of our common stock since alternatives, such as the OTC Bulletin Board and the pink sheets, are generally considered to be less efficient markets. An investor likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our common stock on an over-the-counter market. Many investors likely would not buy or sell our common stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or for other reasons.
The Board of Directors believes that the proposed Reverse Stock Split is a potentially effective means for us to maintain compliance with the Minimum Bid Price Requirement and to avoid, or at least mitigate, the likely adverse consequences of our common stock being delisted from The Nasdaq Stock Market by producing the immediate effect of increasing the bid price of our common stock.
To potentially improve the marketability and liquidity of our common stock.
Our Board of Directors believes that the increased market price per share of our common stock expected as a result of implementing a Reverse Stock Split could improve the marketability and liquidity of our common stock and encourage interest and trading in our common stock.

•Investor Stock Price Requirements: We understand that many brokerage houses, institutional investors and funds have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers or by restricting or limiting the ability to purchase such stocks on margin. Additionally, a Reverse Stock Split could help increase analyst and broker interest in our common stock as their internal policies might discourage them from following or recommending companies with low stock prices.
•Stock Price Volatility: Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may make the processing of trades in low-priced stocks economically unattractive to brokers.
•Transaction Costs: Investors may be dissuaded from purchasing stocks below certain prices because brokers’ commissions, as a percentage of the total transaction value, can be higher for low-priced stocks.
Authorized Shares Reduction to avoid stockholder concerns of excessive authorized and unissued shares
As a matter of Delaware law, the implementation of a Reverse Stock Split does not require a reduction in the total number of authorized shares of our common stock. The corresponding proportionate Authorized Shares Reduction was designed so that we do not have what some stockholders might view as an unreasonably high number of authorized shares of common stock that are unissued or reserved for issuance following the Reverse Stock Split.
Criteria to be Used for Determining Whether to Implement Reverse Stock Split
In determining whether to implement the Reverse Stock Split and which Reverse Stock Split ratio to implement, if any, following receipt of stockholder approval of Proposal No. 3, our Board of Directors may consider, among other things, various factors such as:
•the historical trading price and trading volume of our common stock;
•the then-prevailing trading price and trading volume of our common stock and the expected impact of the Reverse Stock Split on the trading market for our common stock in the short- and long-term;
•our ability to maintain our listing on The Nasdaq Stock Market;
•which Reverse Stock Split ratio would result in the least administrative cost to us; and
•prevailing general market and economic conditions.
Certain Risks and Potential Disadvantages Associated with Reverse Stock Split
We cannot assure you that the proposed Reverse Stock Split will increase our stock price for a sustained period or have the desired effect of maintaining compliance with Nasdaq Marketplace Rules.
The Board of Directors expects that the Reverse Stock Split will increase the market price of our common stock so that we may be able to maintain compliance with the Minimum Bid Requirement. However, the effect of the Reverse Stock Split upon the market price of our common stock cannot be predicted with any certainty, and the history of similar reverse stock splits for companies in like circumstances is varied, particularly since some investors may view a reverse stock split negatively. It is possible that the per share price of our common stock after the Reverse Stock Split will not rise in proportion to the reduction in the number of shares of our common stock outstanding resulting from the Reverse Stock Split, and the Reverse Stock Split may not result in a per share price that would attract brokers and investors who do not trade in lower priced stocks. In addition, although we believe the Reverse Stock Split may enhance the desirability of our common stock to certain potential investors, we cannot assure you that, if implemented, our common stock will be more attractive to institutional and other long-term investors. Even if we implement the Reverse Stock Split, the market price of our common stock may decrease due to factors unrelated to the Reverse Stock Split. In any case, the market price of our common stock may also be based on other factors which may be unrelated to the number of shares outstanding, including our future performance. If the Reverse Stock Split is consummated and the trading price of the common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split.

Even if the market price per post-Reverse Stock Split share of our common stock remains in excess of $1.00 per share, we may be delisted due to a failure to meet other continued listing requirements, including Nasdaq requirements related to the minimum number of shares that must be in the public float, the minimum market value of the public float and the minimum number of “round lot” holders. If we are unable to satisfy the Nasdaq criteria for continued listing, our common stock would be subject to delisting. A delisting of our common stock could negatively impact us by, among other things, (i) reducing the liquidity and market price of our common stock; (ii) reducing the number of investors willing to hold or acquire our common stock, which could negatively impact our ability to raise equity financing; (iii) decreasing the amount of news and analyst coverage of us; (iv) limiting our ability to issue additional securities or obtain additional financing in the future; (v) limiting our ability to use a registration statement to offer and sell freely tradable securities, thereby preventing us from accessing the public capital markets; and (iv) impairing our ability to provide equity incentives to our employees. In addition, delisting from Nasdaq may negatively impact our reputation and, consequently, our business.
The proposed Reverse Stock Split may decrease the liquidity of our common stock and result in higher transaction costs.
The liquidity of our common stock may be negatively impacted by a Reverse Stock Split, given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the stock price does not increase as a result of the Reverse Stock Split. In addition, if a Reverse Stock Split is implemented, it will increase the number of our stockholders who own “odd lots” of fewer than 100 shares of common stock. Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock. Accordingly, a Reverse Stock Split may not achieve the desired results of increasing marketability and liquidity of our common stock described above.
Principal Effects of Reverse Stock Split
After the effective date of any Reverse Stock Split that our Board of Directors elects to implement, each stockholder will own a reduced number of shares of common stock. However, any Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, except to the extent that the Reverse Stock Split results in any of our stockholders owning a fractional share as described below. Voting rights and other rights and preferences of the holders of our common stock will not be affected by a Reverse Stock Split (other than as a result of the payment of cash in lieu of fractional shares). For example, a holder of 2% of the voting power of the outstanding shares of our common stock immediately prior to a Reverse Stock Split would continue to hold 2% (assuming there is no impact as a result of the payment of cash in lieu of issuing fractional shares) of the voting power of the outstanding shares of our common stock immediately after such Reverse Stock Split. The number of stockholders of record will not be affected by a Reverse Stock Split (except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest after such Reverse Stock Split).
The principal effects of a Reverse Stock Split will be that:
•depending on the Reverse Stock Split ratio selected by the Board of Directors, each five (5) to fifteen (15) shares of our common stock owned by a stockholder will be combined into one new share of our common stock;
•no fractional shares of common stock will be issued in connection with any Reverse Stock Split; instead, holders of common stock who would otherwise receive a fractional share of common stock pursuant to the Reverse Stock Split will receive cash in lieu of the fractional share as explained more fully below;
•based upon the Reverse Stock Split ratio selected by the Board of Directors, proportionate adjustments will be made to the per share exercise price and/or the number of shares issuable upon the exercise or vesting of all then outstanding stock options, restricted stock units (if any) and warrants, which will result in a proportional decrease in the number of shares of our common stock reserved for issuance upon exercise or vesting of such stock options, restricted stock units and warrants, and, in the case of stock options and warrants, a proportional increase in the exercise price of all such stock options and warrants; and
•the number of shares then reserved for issuance under our equity compensation plans will be reduced proportionately based upon the Reverse Stock Split ratio selected by the Board of Directors.
The principal effect of the Authorized Shares Reduction will be that the number of authorized shares of our common stock will be reduced, depending on the exact Reverse Stock Split ratio selected by the Board, if and when a Reverse Stock Split is implemented from 100,000,000 shares to a range of 20,000,000 shares to 6,666,667 shares.
The Authorized Shares Reduction would not have any effect on the rights of existing stockholders, and the par value of the common stock would remain unchanged at $0.001 per share.
The following table illustrates the effects of a 1-for-5, 1-for-10 and 1-for-15 Reverse Stock Split on our outstanding common stock as of March 25, 2026, without giving effect to any adjustments for fractional shares and information regarding our authorized shares based on the corresponding proportionate Authorized Shares Reduction:

Status	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Issued and Outstanding	Number of Shares of Common Stock Reserved for Future Issuance	Number of Shares of Common Stock Authorized but Unissued and Unreserved
Pre-Reverse Stock Split	100,000,000	55,070,709	28,105,491	16,823,800
Post-Reverse Stock Split 1:5	20,000,000	11,014,142	5,621,098	3,364,760
Post-Reverse Stock Split 1:10	10,000,000	5,507,071	2,810,549	1,682,380
Post-Reverse Stock Split 1:15	6,666,667	3,671,381	1,873,699	1,121,587
After the effective date of any Reverse Stock Split that our Board of Directors elects to implement, our common stock would have a new Committee on Uniform Securities Identification Procedures (CUSIP) number, a number used to identify our common stock.
Our common stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The implementation of any proposed Reverse Stock Split will not affect the registration of our common stock under the Exchange Act. Our common stock would continue to be listed on the Nasdaq Global Market under the symbol “CDLX” immediately following the Reverse Stock Split, although Nasdaq will likely add the letter “D” to the end of the trading symbol for a period of twenty trading days after the effective date of the Reverse Stock Split to indicate that a reverse stock split has occurred.
Effective Time
The proposed Reverse Stock Split would become and corresponding Authorized Shares Reduction effective at 5:00 p.m., Eastern Time, on the date of filing of a Certificate of Amendment with the office of the Secretary of State of the State of Delaware, or such later date or other time as is chosen by the Board of Directors and set forth in the Certificate of Amendment, which date and time we refer to in this Proposal No. 3 as the “Effective Time.” Except as explained below with respect to fractional shares, effective as of the Effective Time, shares of common stock issued and outstanding immediately prior thereto will be combined, automatically and without any action on the part of us or our stockholders, into a fewer number of new shares of our common stock in accordance with the Reverse Stock Split ratio determined by our Board of Directors within the limits set forth in this Proposal No. 3.
Cash Payment In Lieu of Fractional Shares
No fractional shares of common stock will be issued as a result of any Reverse Stock Split. Instead, in lieu of any fractional shares to which a stockholder of record would otherwise be entitled as a result of the Reverse Stock Split, we will pay cash (without interest) equal to such fraction multiplied by the average of the closing sales prices of the common stock on the Nasdaq Global Market during regular trading hours for the five consecutive trading days immediately preceding the Effective Time (with such average closing sales prices being adjusted to give effect to the Reverse Stock Split). After the Reverse Stock Split, a stockholder otherwise entitled to a fractional interest will not have any voting, dividend or other rights with respect to such fractional interest except to receive payment as described above.
As of March 25, 2026, there were 55,070,709 stockholders of record of our common stock. Upon stockholder approval of this Proposal No. 3, if our Board of Directors elects to implement the proposed Reverse Stock Split, stockholders owning, prior to the Reverse Stock Split, less than the number of whole shares of common stock that will be combined into one share of common stock in the Reverse Stock Split would no longer be stockholders. For example, if a stockholder held five shares of common stock immediately prior to the Reverse Stock Split and the Reverse Stock Split ratio selected by the Board of Directors was 1-for-10, then such stockholder would cease to be a stockholder of the Company following the Reverse Stock Split and would not have any voting, dividend or other rights except to receive payment for the fractional share as described above. In addition, we do not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Record and Beneficial Stockholders
If this Proposal No. 3 is approved by our stockholders and our Board of Directors elects to implement a Reverse Stock Split, stockholders of record holding all of their shares of our common stock electronically in book-entry form under the direct registration system for securities will be automatically exchanged by the exchange agent and will receive a transaction statement at their address of record indicating the number of new post-split shares of our common stock they hold after the Reverse Stock Split along with payment in lieu of any fractional shares. Non-registered stockholders holding common stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the Reverse Stock Split than those that would be put in place by us for registered stockholders. If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your nominee.
If this Proposal No. 3 is approved by our stockholders and our Board of Directors elects to implement a Reverse Stock Split, stockholders of record holding some or all of their shares in certificate form will receive a letter of transmittal from us or our exchange agent, as soon as practicable after the effective date of the Reverse Stock Split. Our transfer agent is expected to act as “exchange agent” for the purpose of implementing the exchange of stock certificates. Holders of pre-Reverse Stock Split shares will be asked to surrender to the exchange agent certificates representing pre-Reverse Stock Split shares in exchange for post-Reverse Stock Split shares and payment in lieu of fractional shares (if any) in accordance with the procedures to be set forth in the letter of transmittal. No new post-Reverse Stock Split share certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent.
STOCKHOLDERS SHOULD NOT DESTROY ANY PRE-SPLIT STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL THEY ARE REQUESTED TO DO SO.
Accounting Consequences
The par value per share of our common stock would remain unchanged at $0.0001 per share after any Reverse Stock Split. As a result, on the Effective Time, the stated capital on our balance sheet attributable to the common stock would be reduced proportionally, based on the actual Reverse Stock Split ratio, from its present amount, and the additional paid-in capital account would be credited with the amount by which the stated capital would be reduced. The net income or loss and net book value per share of common stock would be increased because there would be fewer shares of common stock outstanding. The Reverse Stock Split would be reflected retrospectively in our financial statements. We do not anticipate that any other accounting consequences would arise as a result of any Reverse Stock Split.
No Appraisal Rights
Our stockholders are not entitled to dissenters’ or appraisal rights under the General Corporation Law of the State of Delaware with respect to the proposed alternate amendments to our Amended and Restated Certificate of Incorporation to allow for a Reverse Stock Split, and we will not independently provide the stockholders with any such right if any Reverse Stock Split is implemented.
Certain Material U.S. Federal Income Tax Consequences of the Reverse Stock Split to U.S. Holders
The following is a summary of certain material U.S. federal income tax consequences of the Reverse Stock Split that generally are expected to be applicable to U.S. Holders (as defined below) who hold their common stock as capital assets within the meaning of Section 1221 of Internal Revenue Code of 1986, as amended (the “Code”) (generally property held for investment). This summary is based on provisions of the Code, applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices of the Internal Revenue Service (the “IRS”) as in effect on the date of this proxy statement. Changes to these laws could alter the tax consequences described below, possibly with retroactive effect, which may result in the U.S. federal income tax consequences of the Reverse Stock Split differing substantially from the consequences summarized below. We have not sought and will not seek an opinion of counsel or a ruling from the IRS regarding the U.S. federal income tax consequences of a Reverse Stock Split, and there can be no assurance that the IRS or the courts will agree with the positions expressed below.

This discussion is for general information only and does not purport to consider all aspects of U.S. federal income taxation that might be relevant to a U.S. Holder. This discussion does not address the tax consequences which may apply to stockholders subject to special rules, such as financial institutions, insurance companies, tax-exempt organizations, dealers in securities, real estate investment trusts, regulated investment companies, stockholders who hold their pre-reverse split shares through individual retirement or other tax-deferred accounts, stockholders who are not U.S. Holders, stockholders who have a functional currency other than the U.S. dollar, stockholders that are entities or arrangements classified as partnerships, limited liability companies that are not treated as corporations for U.S. federal income tax purposes, S corporations, or other pass-through entities or investors in such entities, stockholders who hold the pre-reverse split shares as part of a straddle, hedge, or conversion transaction, stockholders who hold the pre-reverse split shares as qualified small business stock within the meaning of Section 1202 of the Code or Section 1244 stock for purposes of Section 1244 of the Code, stockholders who acquired their stock in a transaction subject to the gain rollover provisions of Section 1045 of the Code, or stockholders who acquired their pre-reverse split shares pursuant to the exercise of employee stock options or otherwise as compensation.
In addition, this summary does not address: (a) the tax consequences of transactions effectuated before, after or at the same time as the Reverse Stock Split, whether or not they are in connection with the Reverse Stock Split; (b) any U.S. federal non-income tax consequences of the Reverse Stock Split, including estate, gift or other tax consequences; (c) any state, local or non-U.S. tax consequences of the Reverse Stock Split; (d) any alternative minimum tax, the Medicare contribution tax on net investment income, or special tax accounting rules under Section 451(b) of the Code, or (e) tax consequences to holders of options, warrants or similar rights to acquire our common stock. Stockholders are urged to consult their own tax advisors to determine the particular consequences to them.
For purposes of this discussion, a “U.S. Holder” means a beneficial owner of shares of our common stock that is any of the following:
•an individual who is a citizen or resident of the United States or treated as a U.S. citizen or resident for U.S. federal income tax purposes;
•a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;
•an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
•a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) are authorized or have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person for U.S. federal income tax purposes.
THIS SUMMARY OF CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO U.S. HOLDERS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. EACH STOCKHOLDER IS URGED TO CONSULT WITH SUCH STOCKHOLDER’S OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT.
Tax Consequences of the Reverse Stock Split
The Reverse Stock Split should constitute a “recapitalization” for U.S. federal income tax purposes. In general, the federal income tax consequences of a Reverse Stock Split will vary depending upon whether U.S. Holders receive cash for fractional shares or solely a reduced number of shares of common stock in exchange for their pre-reverse split shares of common stock. A U.S. Holder who receives solely a reduced number of shares of common stock generally should not recognize gain or loss in the Reverse Stock Split. Such U.S. Holder’s aggregate tax basis in the reduced number of shares of common stock should equal the U.S. Holder’s aggregate tax basis in its pre-reverse split shares of common stock and such U.S. Holder’s holding period in the reduced number of shares of common stock will include the holding period in its pre-reverse split shares of common stock exchanged. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares of common stock surrendered to the shares of common stock received in a recapitalization such as the Reverse Stock Split. U.S. Holders should consult their tax advisors as to application of the foregoing rules where shares of common stock were acquired at different times or at different prices.

A U.S. Holder who receives cash in lieu of a fractional share as a result of the Reverse Stock Split generally should recognize gain or loss equal to the difference, if any, between the amount of cash received and the portion of the U.S. Holder’s basis in the common stock surrendered that is allocated to the fractional share. Such gain or loss will be a capital gain or loss and will be long-term capital gain or loss if the U.S. Holder’s holding period for such shares was more than one year at the time of the Reverse Stock Split. Long-term capital gains of non-corporate U.S. Holders are generally subject to preferential tax rates. There are limitations on the deductibility of capital losses under the Code. Such U.S. Holder’s aggregate tax basis in the reduced number of shares of common stock should equal the U.S. Holder’s aggregate tax basis in its pre-reverse split shares of common stock decreased by the basis allocated to the fractional share for which such U.S. Holder is entitled to receive cash, and the holding period of the reduced number of shares received will include the holding period of the pre-reverse split shares exchanged.
No gain or loss will be recognized by the Company as a result of the Reverse Stock Split.
Information Reporting and Backup Withholding
Stockholders may be subject to information reporting with respect to any cash received in exchange for a fractional share interest in a new share in the Reverse Stock Split. Stockholders who are subject to information reporting and who do not provide a correct taxpayer identification number and other required information (such as by submitting a properly completed IRS Form W-9) may also be subject to backup withholding, at the applicable rate. Any amount withheld under such rules is not an additional tax and may be refunded or credited against the stockholder’s U.S. federal income tax liability, provided that the required information is properly furnished in a timely manner to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, as well as the procedures for obtaining a credit or refund if backup withholding is imposed.
The preceding discussion is intended only as a summary of certain material U.S. federal income tax consequences of the Reverse Stock Split to U.S. Holders. It is not a complete analysis or discussion of all potential tax effects that may be important to a particular holder. All holders of our common stock should consult their own tax advisors as to the specific tax consequences of the Reverse Stock Split to them, including record retention and tax-reporting requirements, and the applicability and effect of any federal, state, local and non-U.S. tax laws.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 3

PROPOSAL NO. 4 -
ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
Section 14A of the Exchange Act enables our stockholders to vote to approve, on a non-binding advisory, the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with SEC’s rules.
Our Compensation Committee and our Board of Directors believe that our executive compensation program, as described in the compensation tables and the related narratives and other materials in this Proxy Statement reflects our philosophy of linking the compensation of our executive officers with our performance. Our Compensation Committee and our Board of Directors believe that the executive compensation program is reasonable and effective in that it aligns the interests of our executive officers with both the short-term and long-term interests of our stockholders.
This proposal gives you as a stockholder the opportunity to endorse or not endorse our executive compensation program through the following resolution:
"RESOLVED, that the compensation of our Named Executive Officers, as described in the section titled "Executive Compensation," the compensation tables and the related narratives and other materials in this Proxy Statement are hereby approved."

Because this vote is non-binding and advisory, it will not be binding upon our Board of Directors or our Compensation Committee. However, our Compensation Committee will carefully consider the outcome of the vote when determining future executive compensation arrangements for our executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement.
The affirmative vote of the majority of the voting power of the shares of our common stock present in person, by remote communication or represented by proxy at the Annual Meeting and entitled to vote generally on the matter at the Annual Meeting will be required to approve Proposal No. 4 on an advisory basis.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 4

TRANSACTION OF OTHER BUSINESS
At the date of this Proxy Statement, the Board of Directors knows of no other business that will be conducted at the Annual Meeting other than as described in this Proxy Statement. If any other matter or matters are properly brought before the meeting or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying proxy to vote the proxy on such matters in accordance with their best judgment.

TRANSACTIONS WITH RELATED PERSONS
Since January 1, 2024, we have not been a participant to any agreement in which the amount involved exceeded or will exceed $120,000, and in which any of our then directors, executive officers or holders of more than 5% of any class of our voting securities at the time of such transaction, or any members of their immediate family, had or will have a direct or indirect material interest, other than as described below and the compensation arrangements which are described in the sections titled "Executive Compensation" and "Director Compensation."
Indemnification Agreements
We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements and our amended and restated certificate of incorporation and amended and restated bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law.
Related-Person Transaction Policy
In February 2018, we adopted a related person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related-person transactions. For purposes of our policy only, a related-person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants, in which the amount involves exceeds $120,000. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.
Under the policy, if a transaction has been identified as a related-person transaction, including any transaction that was not a related-person transaction when originally consummated or any transaction that was not initially identified as a related-person transaction prior to consummation, our management must present information regarding the related-person transaction to our Audit Committee, or, if Audit Committee approval would be inappropriate, to another independent body of our Board of Directors, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from our employees generally. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy.

In addition, under our Code of Conduct, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest.
In considering related-person transactions, our Audit Committee, or other independent body of our Board of Directors, will consider the relevant available facts and circumstances including, but not limited to:
•the risks, costs and benefits to us;
•the impact on a director's independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;
•the availability of other sources for comparable services or products; and
•the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.
The policy requires that, in determining whether to approve, ratify or reject a related-person transaction, our Audit Committee, or another independent body of our Board of Directors, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our Audit Committee, or other independent body of our Board of Directors, determines in the good faith exercise of its discretion.
All of the transactions described above either were approved by our Audit Committee in accordance with the related-person transaction policy or were entered into prior to the adoption of the related-person transaction policy but were approved by our Board of Directors considering similar factors to those described above.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (for example, brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are our stockholders will be "householding" our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or us. Direct your written request to Cardlytics, Inc., Attn: Corporate Secretary, 675 Ponce de Leon Ave. NE, Suite 4100, Atlanta, GA 30308 or call our office at (888) 798-5802 to speak with our Investor Relations department. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request "householding" of their communications should contact their brokers.

OTHER MATTERS
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors,

Amit Gupta
Chief Executive Officer and Director

Atlanta, GA
April [ ], 2026
A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 is available without charge upon written request to Cardlytics' Corporate Secretary at 675 Ponce de Leon Ave. NE, Suite 4100, Atlanta, GA 30308.

APPENDIX A
CERTIFICATE OF AMENDMENT OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
CARDLYTICS, INC.
(Pursuant to Section 242 of the General Corporation Law of the State of Delaware)
Cardlytics, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),
DOES HEREBY CERTIFY:
1.The name of this Corporation is Cardlytics, Inc. The date of filing the original Certificate of Incorporation of this corporation with the Secretary of State of the State of Delaware was June 26, 2008.
2.A resolution was duly adopted by the Board of Directors of the Corporation pursuant to Sections 141 and 242 of the General Corporation Law proposing this amendment of the Corporation’s Amended and Restated Certificate of Incorporation and declaring the advisability of this amendment of the Amended and Restated Certificate of Incorporation, which resolution setting forth the proposed amendment is as follows:
RESOLVED, that Article IV of the Amended and Restated Certificate of Incorporation be amended by replacing Section A with the following:
“The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is [_] shares. [_] shares shall be Common Stock, each having a par value of one-hundredth of one cent ($0.0001) and ten million (10,000,000) shares shall be Preferred Stock, each having a par value of one-hundredth of one cent ($0.0001).”
RESOLVED, that Article IV of the Amended and Restated Certificate of Incorporation be amended by inserting into Article IV immediately following Section C the following:
D. Effective as of the effective time of 5:00 p.m., Eastern Time, on [Date] (the “Effective Time”), each [five (5) / six (6) / seven (7) / eight (8) / nine (9) / ten (10) / eleven (11) / twelve (12) / thirteen (13) / fourteen (14) / fifteen (15)][1] shares of Common Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the Corporation or the respective holders thereof, be combined into one (1) share of Common Stock without increasing or decreasing the par value of each share of Common Stock or the authorized number of shares of Common Stock (the “Reverse Split”); provided, however, that no fractional shares of Common Stock shall be issued as a result of the Reverse Split and, in lieu thereof, upon receipt after the Effective Time by the exchange agent selected by the Corporation of a properly completed and duly executed transmittal letter and, where shares are held in certificated form, the surrender of the stock certificate(s) formerly representing shares of pre-Reverse Split Common Stock, any stockholder who would otherwise be entitled to a fractional share of post-Reverse Split Common Stock as a result of the Reverse Split, following the Effective Time (after taking into account all fractional shares of post-Reverse Split Common Stock otherwise issuable to such stockholder), shall be entitled to receive a cash payment (without interest) equal to the fractional share of post-Reverse Split Common Stock to which such stockholder would otherwise be entitled multiplied by the average of the closing sales prices of a share of the Corporation’s Common Stock (as adjusted to give effect to the Reverse Split) on the Nasdaq Global Market during regular trading hours for the five (5) consecutive trading days immediately preceding the Effective Time. Each stock certificate that, immediately prior to the Effective Time, represented shares of pre-Reverse Split Common Stock shall, from and after the Effective Time, automatically and without any action on the part of the Corporation or the respective holders thereof, represent that number of whole shares of post-Reverse Split Common Stock into which the shares of pre-Reverse Split Common Stock represented by such certificate shall have been combined (as well as the right to receive cash in lieu of any fractional shares of post-Reverse Split Common Stock as set forth above; provided, however, that each holder of record of a certificate that represented shares of pre-Reverse Split Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of post-Reverse Split Common Stock into which the shares of pre-Reverse Split Common Stock represented by such certificate shall have been combined pursuant to the Reverse Split, as well as any cash in lieu of fractional shares of post-Reverse Split Common Stock to which such holder may be entitled as set forth above. The Reverse Split shall be effected on a record holder-by-record holder basis, such that any fractional shares of post-Reverse Split Common Stock resulting from the Reverse Split and held by a single record holder shall be aggregated.

3.    Thereafter, pursuant to a resolution of the Board of Directors, this Certificate of Amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted at an annual meeting of the stockholders of the Corporation, in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
[1] These amendments approve the combination of any whole number of shares of the Company’s Common Stock between and including 5 (five) and 15 (fifteen) into one (1) share of the Company’s Common Stock. By these amendments, the stockholders would approve each of the alternate amendments proposed by the Company’s Board of Directors. If the reverse stock split proposal is approved by stockholders, the Certificate of Amendment filed with the Secretary of State of the State of Delaware will include only that reverse stock split ratio determined by the Company’s Board of Directors to be in the best interests of the Company and its stockholders. The other amendments will be abandoned pursuant to Section 242(c) of the General Corporation Law of the State of Delaware. The Company’s Board of Directors may also elect not to effect any reverse stock split, in which case all proposed alternate amendments will be abandoned.

[Signature page follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer this      day of      2026.

CARDLYTICS, INC.

By:
Name: Amit Gupta
Title: Chief Executive Officer

PROXY CARD

SCAN TO
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VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 19, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 19, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V91902-P51390 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CARDLYTICS, INC.

The Board of Directors recommends you vote FOR ALL of the nominees listed below:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Amit Gupta
02) Jack Klinck
03) Shrishti Gupta

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Combined Document is available at www.proxyvote.com.

V91903-P51390

CARDLYTICS, INC.
Annual Meeting of Stockholders
May 20, 2026 2:00 PM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Nick Lynton as proxy and hereby authorize(s) him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CARDLYTICS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 2:00 PM, EDT on May 20, 2026, at 675 Ponce de Leon Ave. NE, Suite 4100, Atlanta, GA 30308, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side